EXECUTION COPY








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                                 PLAYCORE, INC.

                            PLAYCORE WISCONSIN, INC.

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                      Originally dated as of March 13, 1997

                  Amended and Restated as of February 16, 1999


                           FLEET NATIONAL BANK, Agent









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                                TABLE OF CONTENTS
                                                                            Page


1.       Definitions; Certain Rules of Construction............................1
2.       The Credits..........................................................30
         2.1.     Revolving Credit............................................30
                  2.1.1.   Revolving Loan.....................................30
                  2.1.2.   Maximum Amount of Revolving Credit.................30
                  2.1.3.   Borrowing Requests.................................31
                  2.1.4.   Revolving Notes....................................31
         2.2.     Term Loan A.................................................31
                  2.2.1.   Term Loan A........................................31
                  2.2.2.   Term Loan A Notes..................................32
         2.3.     Term Loan B.................................................32
                  2.3.1.   Term Loan B........................................32
                  2.3.2.   Term Loan B Notes..................................32
         2.4.     Letters of Credit...........................................32
                  2.4.1.   Issuance of Letters of Credit......................32
                  2.4.2.   Requests for Letters of Credit.....................33
                  2.4.3.   Form and Expiration of Letters of Credit...........33
                  2.4.4.   Lenders' Participation in Letters of Credit........33
                  2.4.5.   Presentation.......................................33
                  2.4.6.   Payment of Drafts..................................34
                  2.4.7.   Uniform Customs and Practice.......................34
                  2.4.8.   Subrogation........................................35
                  2.4.9.   Modification, Consent, etc.........................36
         2.5.     Application of Proceeds.....................................36
                  2.5.1.   Revolving Loan.....................................36
                  2.5.2.   Term Loans.........................................36
                  2.5.3.   Letters of Credit..................................36
                  2.5.4.   Specifically Prohibited Applications...............36
         2.6.     Nature of Obligations of Lenders to Make Extensions of
                  Credit ..... ...............................................36
3.              Interest; LIBOR Pricing Options; Fees.........................37
         3.1.     Interest....................................................37
         3.2.     LIBOR Pricing Options.......................................37
                  3.2.1.   Election of LIBOR Pricing Options..................37
                  3.2.2.   Notice to Lenders and Borrower.....................38
                  3.2.3.   Selection of LIBOR Interest Periods................38
                  3.2.4.   Additional Interest................................39
                  3.2.5.   Violation of Legal Requirements....................39
                  3.2.6.   Funding Procedure..................................39
         3.3.     Commitment Fees.............................................40

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                                                                            Page


         3.4.     Letter of Credit Fees.......................................40
         3.5.     Changes in Circumstances; Yield Protection..................40
                  3.5.1.   Reserve Requirements, etc..........................40
                  3.5.2.   Taxes..............................................41
                  3.5.3.   Capital Adequacy...................................41
                  3.5.4.   Regulatory Changes.................................42
                  3.5.5.   Compensation Claims................................42
                  3.5.6.   Mitigation.........................................42
         3.6.     Computations of Interest and Fees...........................43
4.       Payment..............................................................43
         4.1.     Payment at Maturity.........................................43
         4.2.     Scheduled Required Prepayments..............................43
                  4.2.1.   Term Loan A........................................43
                  4.2.2.   Term Loan B........................................44
         4.3.     Contingent Required Prepayments.............................45
                  4.3.1.   Excess Credit Exposure.............................45
                  4.3.2.   Excess Cash Flow...................................45
                  4.3.3.   Net Asset Sale Proceeds............................46
                  4.3.4.   Net Debt Proceeds..................................46
                  4.3.5.   Net Equity Proceeds................................46
         4.4.     Voluntary Prepayments.......................................46
         4.5.     Letters of Credit...........................................47
         4.6.     Reborrowing; Application of Payments, etc...................47
                  4.6.1.   Reborrowing........................................47
                  4.6.2.   Order of Application...............................47
                  4.6.3.   Payment with Accrued Interest, etc.................48
                  4.6.4.   Payments for Lenders...............................48
5.       Conditions to Extending Credit.......................................48
         5.1.     Conditions on Initial Closing Date..........................48
                  5.1.1.  Notes...............................................49
                  5.1.2.   Payment of Fees....................................49
                  5.1.3.   Legal Opinions.....................................49
                  5.1.4.   Guarantee and Security Agreement...................49
                  5.1.5.   Guarantee and Pledge Agreement.....................49
                  5.1.6.   Real Estate Collateral.............................49
                  5.1.7.   Perfection of Security.............................50
                  5.1.8.   Acquisition........................................50
                  5.1.9.   Capitalization, etc................................51
                  5.1.10.   Termination of Prior Credit Agreement.............51
                  5.1.11.   Unaudited Annual Financial Statements.............52

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                                                                            Page


                  5.1.12.   Insurance.........................................52
                  5.1.13.   Environmental Review..............................52
                  5.1.14.   Amendment of Securities Purchase Agreements.......52
                  5.1.15.   Proper Proceedings................................52
                  5.1.16.   General...........................................52
         5.2.     Conditions to Each Extension of Credit......................53
                  5.2.1.   Officer's Certificate..............................53
                  5.2.2.   Legality, etc......................................53
6.       General Covenants....................................................53
         6.1.     Taxes and Other Charges; Accounts Payable...................53
                  6.1.1.   Taxes and Other Charges............................53
                  6.1.2.   Accounts Payable...................................54
         6.2.     Conduct of Business, etc....................................54
                  6.2.1.   Types of Business..................................54
                  6.2.2.   Maintenance of Properties..........................54
                  6.2.3.   Statutory Compliance...............................54
                  6.2.4.   Compliance with Material Agreements................55
         6.3.     Insurance...................................................55
                  6.3.1.   Business Interruption Insurance....................55
                  6.3.2.   Property Insurance.................................55
                  6.3.3.   Liability Insurance................................55
                  6.3.4.   Flood Insurance....................................55
         6.4.     Financial Statements and Reports............................56
                  6.4.1.   Annual Reports.....................................56
                  6.4.2.   Quarterly Reports..................................57
                  6.4.3.   Monthly Reports....................................59
                  6.4.4.   Borrowing Base Reports.............................59
                  6.4.5.   Other Reports......................................59
                  6.4.6.   Notice of Litigation, Defaults, etc................60
                  6.4.7.   ERISA Reports......................................60
                  6.4.8.   Other Information; Audit...........................60
         6.5.     Certain Financial Tests.....................................61
                  6.5.1.   Consolidated Net Worth.............................61
                  6.5.2.   Consolidated EBITDA................................61
                  6.5.3.   Consolidated Total Debt to Consolidated EBITDA.....62
                  6.5.4. Consolidated Adjusted EBITDA Plus Rent to Consolidated Fixed
         Charges Plus Rent....................................................62
                  6.5.5.   Capital Expenditures...............................63
         6.6.     Indebtedness................................................63
         6.7.     Guarantees; Letters of Credit...............................64

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                                                                            Page


         6.8.     Liens.......................................................65
         6.9.     Investments and Acquisitions................................66
         6.10.    Distributions...............................................67
         6.11.    Asset Dispositions and Mergers..............................68
         6.12.    Issuance of Stock by Subsidiaries; Subsidiary
                  Distributions...............................................69
                  6.12.1.   Issuance of Stock by Subsidiaries.................69
                  6.12.2.   No Restrictions on Subsidiary Distributions.......69
         6.13.    Voluntary Prepayments of Other Indebtedness.................69
         6.14.    Derivative Contracts........................................69
         6.15.    Negative Pledge Clauses.....................................70
         6.16.    ERISA, etc..................................................70
         6.17.    Transactions with Affiliates................................70
         6.18.    Interest Rate Protection....................................70
         6.19.    Environmental Laws..........................................71
                  6.19.1.   Compliance with Law and Permits...................71
                  6.19.2.   Notice of Claims, etc.............................71
7.       Representations and Warranties.......................................71
         7.1.     Organization and Business...................................71
                  7.1.1.   The Holding Company................................71
                  7.1.2.   Subsidiaries.......................................72
                  7.1.3.   Qualification......................................72
                  7.1.4.   Capitalization.....................................72
         7.2.     Financial Statements and Other Information; Material
                  Agreements..................................................73
                  7.2.1.   Financial Statements and Other Information.........73
                  7.2.2.   Material Agreements................................74
         7.3.     Agreements Relating to Financing Debt, Investments, etc.....74
         7.4.     Changes in Condition........................................75
         7.5.     Title to Assets.............................................75
         7.6.     Operations in Conformity With Law, etc......................75
         7.7.     Litigation..................................................75
         7.8.     Authorization and Enforceability............................76
         7.9.     No Legal Obstacle to Agreements.............................76
         7.10.    Defaults....................................................77
         7.11.    Licenses, etc...............................................77
         7.12.    Tax Returns.................................................77
         7.13.    Certain Business Representations............................78
                  7.13.1.   Labor Relations...................................78
                  7.13.2.   Antitrust.........................................78
                  7.13.3.   Consumer Protection...............................78
                  7.13.4.   Extraordinary Obligations.........................78

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                                                                            Page


                  7.13.5.   Future Expenditures...............................78
                  7.13.6.   Year 2000 Issues..................................78
         7.14.    Environmental Regulations...................................79
                  7.14.1.   Environmental Compliance..........................79
                  7.14.2.   Environmental Litigation..........................79
                  7.14.3.   Hazardous Material................................79
                  7.14.4.   Environmental Condition of Properties.............80
         7.15.    Pension Plans...............................................80
         7.16.    Acquisition Agreement, etc..................................80
         7.17.    Government Regulation; Margin Stock.........................80
                  7.17.1.   Government Regulation.............................80
                  7.17.2.   Margin Stock......................................81
         7.18.    Disclosure..................................................81
8.       Defaults.............................................................81
         8.1.     Events of Default...........................................81
                  8.1.1.   Payment............................................81
                  8.1.2.   Specified Covenants................................81
                  8.1.3.   Other Covenants....................................81
                  8.1.4.   Representations and Warranties.....................81
                  8.1.5.   Cross Default, etc.................................82
                  8.1.6.   Ownership; Liquidation; etc........................82
                  8.1.7.   Enforceability, etc................................83
                  8.1.8.   Judgments..........................................83
                  8.1.9.   ERISA..............................................83
                  8.1.10.   Bankruptcy, etc...................................84
         8.2.     Certain Actions Following an Event of Default...............84
                  8.2.1.   Terminate Obligation to Extend Credit..............84
                  8.2.2.   Specific Performance; Exercise of Rights...........84
                  8.2.3.   Acceleration.......................................85
                  8.2.4.   Enforcement of Payment; Credit Security; Setoff....85
                  8.2.5.   Cumulative Remedies................................85
         8.3.     Annulment of Defaults.......................................85
         8.4.     Waivers.....................................................86
9.       Expenses; Indemnity..................................................86
         9.1.     Expenses....................................................86
         9.2.     General Indemnity...........................................87
         9.3.     Indemnity With Respect to Letters of Credit.................87
10.      Operations; Agent....................................................87
         10.1.    Interests in Credits........................................88
         10.2.    Agent's Authority to Act, etc...............................88

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         10.3.    Borrower to Pay Agent, etc..................................88
         10.4.    Lender Operations for Advances, Letters of Credit, etc......88
                  10.4.1.   Advances..........................................88
                  10.4.2.   Letters of Credit.................................89
                  10.4.3.   Agent to Allocate Payments, etc...................89
                  10.4.4.   Delinquent Lenders; Nonperforming Lenders.........90
         10.5.    Sharing of Payments, etc....................................91
         10.6.    Amendments, Consents, Waivers, etc..........................91
         10.7.    Agent's Resignation.........................................93
         10.8.    Concerning the Agent........................................93
                  10.8.1.   Action in Good Faith, etc.........................93
                  10.8.2.   No Implied Duties, etc............................93
                  10.8.3.   Validity, etc.....................................94
                  10.8.4.   Compliance........................................94
                  10.8.5.   Employment of Agents and Counsel..................94
                  10.8.6.   Reliance on Documents and Counsel.................94
                  10.8.7.   Agent's Reimbursement.............................94
         10.9.    Rights as a Lender..........................................95
         10.10.   Independent Credit Decision.................................95
         10.11.   Indemnification.............................................96
11.      Successors and Assigns; Lender Assignments and Participations........96
         11.1.    Assignments by Lenders......................................96
                  11.1.1.   Assignees and Assignment Procedures...............96
                  11.1.2.   Terms of Assignment and Acceptance................97
                  11.1.3.   Register..........................................98
                  11.1.4.   Acceptance of Assignment and Assumption...........98
                  11.1.5.   Federal Reserve Bank..............................99
                  11.1.6.   Further Assurances................................99
         11.2.    Credit Participants.........................................99
         11.3.    Replacement of Lender......................................100
12.      Confidentiality.....................................................101
13.      Foreign Lenders.....................................................101
14.      Notices.............................................................102
15.      Course of Dealing; Amendments and Waivers...........................102
16.      No Strict Construction..............................................103
17.      Defeasance..........................................................103
18.      Venue; Service of Process...........................................103
19.      WAIVER OF JURY TRIAL................................................104
20.      General.............................................................104

                                    EXHIBITS

1         -  Heartland Financial Data for Periods Prior to Initial Closing Date

2.1.4     -  Revolving Note

2.2.2     -  Term Loan A Note

2.3.2     -  Term Loan B Note

5.1.4     -  Guarantee and Security Agreement

5.1.5     -  Guarantee and Pledge Agreement

5.2.1     -  Officer's Certificate

6.4.      -  Compliance Certificate

7.1       -  Holding Company and its Subsidiaries

7.2.2     -  Material Agreements

7.3       -  Financing Debt, Certain Investments, etc.

7.14      -  Hazardous Material Sites

10.1      -  Commitments

11.1.1    -  Assignment and Acceptance

                                 PLAYCORE, INC.

                            PLAYCORE WISCONSIN, INC.

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


       This Agreement, dated as of February 16, 1999, is among PlayCore Wisconsin, Inc., a Wisconsin corporation formerly known as "Newco, Inc.", the Subsidiaries of PlayCore Wisconsin, Inc. from time to time party hereto, PlayCore Wisconsin, Inc.'s corporate parent, PlayCore, Inc., a Delaware corporation formerly known as "Swing-N-Slide Corp.", the Lenders from time to time party hereto and Fleet National Bank, both in its capacity as a Lender and in its capacity as agent for itself and the other Lenders. The parties agree as follows:

       Recitals: Pursuant to this Agreement, the Lenders are extending to the Borrower a $28,000,000 revolving credit facility, including a $1,000,000 sub-allotment for Letters of Credit, a $38,000,000 Term Loan A facility and a $9,000,000 Term Loan B facility. All the credit facilities mature on March 13, 2003, except the Term Loan B facility, which matures on June 30, 2003. The credit facilities are guaranteed by the Holding Company and the Borrower's Subsidiaries and are secured by liens on substantially all the assets and stock of the Borrower and its Subsidiaries. Proceeds of the term loan facilities are being used by the Borrower to acquire Heartland on the Initial Closing Date for an aggregate cash purchase price of approximately $12,500,000, to repay indebtedness and for general corporate purposes as provided herein.

       Amendment and Restatement: Effective as of the Initial Closing Date, this Agreement amends and restates in its entirety the Credit Agreement dated as of March 13, 1997, as amended and in effect on the date hereof prior to giving effect to this Agreement, among the Borrower, its Subsidiaries, the Holding Company and a group of lenders for which Fleet is acting as agent. On the Initial Closing Date the Lenders will make such assignments and other arrangements among themselves so that the Notes and Letter of Credit Exposure are held by the Lenders in accordance with their Percentage Interests. Amounts in respect of interest, commitment fees, Letter of Credit fees and other amounts payable hereunder shall be calculated in accordance with the terms of the Credit Agreement referred to above as in effect prior to the amendment and restatement on the Initial Closing Date for periods prior to the Initial Closing Date and in accordance with this Agreement (as it amends and restates such Credit Agreement) for periods from and after the Initial Closing Date.

1. Definitions; Certain Rules of Construction. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" refers to exhibits to this Agreement, (c) references to a particular Section include all subsections thereof, (d) the word "including" shall be construed as "including without limitation", (e) accounting terms not otherwise defined herein have the meaning provided under GAAP, (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement and the other Credit Documents and (h) references to "Dollars" or "$" mean United States Funds. References to "the date hereof" mean the date first set forth above.

       1.1. "Accumulated Benefit Obligations" means the actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

       1.2. "Acquisition" means the merger of HI Acquisition Corp., a Delaware corporation that is a Wholly Owned Subsidiary of the Borrower, into Heartland pursuant to the Acquisition Agreement, pursuant to which the Heartland Sellers will receive an aggregate of $12,500,000 in cash and Seller Subordinated Notes in the aggregate principal amount of $500,000.

       1.3. "Acquisition Agreement" means the Agreement and Plan of Merger dated February 4, 1999 among the Borrower, HI Acquisition Corp., certain Heartland shareholders and Heartland, as in effect on the date hereof and as subsequently amended in accordance with Section 6.2.4.

       1.4. "Affected Lender" is defined in Section 11.3.

       1.5. "Affiliate" means, with respect to the Holding Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Holding Company (or such specified Person), and shall include (a) any officer or director or general partner of the Holding Company (or such specified Person),
(b) any Person of which the Holding Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Holding Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests or (c) any Person directly or indirectly controlling the Holding Company through a management agreement, voting agreement or other contract.

       1.6. "Agent" means Fleet in its capacity as agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to
Section 10.7.

       1.7. "Agreement" means this Credit Agreement as from time to time amended, modified and in effect.

       1.8. "Applicable Margin" means, (a) prior to August 1, 1999, the highest percentage rate set forth in the table below and (b) on each day during any month commencing after July 31, 1999, the percentage in the table below set opposite the ratio of (i) Consolidated Senior Debt as of the end of the most recent period of four consecutive fiscal quarters for which financial statements have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 and 6.4.2 prior to the first day of such month to (ii) Consolidated EBITDA for such period:

Ratio of Consolidated Senior Debt       Applicable Base       Applicable
to Consolidated EBITDA                  Rate Margin           LIBOR Margin

Greater than or equal to 3.0            2.00%                 3.25%

Greater than or equal to 2.75 and
 less than 3.0                          1.75%                 3.00%
Greater than or equal to 2.5 and
less than 2.75                          1.50%                 2.75%

Greater  than or equal to 2.25 and
less than 2.5                           1.25%                 2.50%

Greater than or equal to 2.00 and
less than 2.25                          1.00%                 2.25%

Less than 2.00                          0.75%                 2.00%

Changes in the Applicable Margin shall occur on the first day of each month after quarterly financial statements have been (or are required to have been) furnished to the Lenders in accordance with Sections 6.4.1 or 6.4.2 from time to time. In the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered when due, then during the period from the date upon which such financial statements were required to be delivered until the date upon which they are actually delivered, the ratio of Consolidated Senior Debt to Consolidated EBITDA shall be deemed for purposes of this definition to be greater than 3.0.

       1.9. "Applicable Maturity Date" means (a) with respect to the Revolving Loan, the Final Revolving Maturity Date, (b) with respect to Term Loan A, the Final Term Loan A Maturity Date and (c) with respect to Term Loan B, the Final Term Loan B Maturity Date.

       1.10. "Applicable Rate" means, at any date, the sum of:

              (a) (i) with respect to each portion of the Revolving Loan and Term Loan A subject to a LIBOR Pricing Option, the sum of the Applicable Margin plus the LIBOR Rate with respect to such LIBOR Pricing Option;

                     (ii) with  respect to each other  portion of the  Revolving
              Loan and Term Loan A, the sum of the Applicable Margin plus the Base Rate;

                     (iii) with respect to Term Loan B subject to a LIBOR Pricing Option, the sum of 3.75% plus the LIBOR Rate with respect to such LIBOR Pricing Option;

                     (iv) with respect to each other portion of Term Loan B, the sum of 2.75% plus the Base Rate;

         plus       (b) an  additional  2%  effective  on  the  day  the  Agent notifies the Borrower that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

       1.11. "Assignee" is defined in Section 11.1.1.

       1.12. "Assignment and Acceptance" is defined in Section 11.1.1.

       1.13. "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts are authorized or required by law or other governmental action to close and, if such term is used with reference to a LIBOR Pricing Option, any day on which dealings are effected in Eurodollars in question by first-class banks in the London inter-bank Eurodollar markets in New York, New York.

       1.14. "Bankruptcy Code" means Title 11 of the United States Code.

       1.15.  "Bankruptcy  Default"  means an Event of  Default  referred  to in
Section 8.1.10.

       1.16. "Base Rate" means, on any date, the greater of (a) the rate of interest announced by Fleet at the Boston Office as its Prime Rate or (b) the sum of 1/2% plus the Federal Funds Rate.

       1.17. "Borrower" means PlayCore Wisconsin, Inc., a Wisconsin corporation formerly known as "Newco, Inc."

       1.18. "Borrowing Base" means, on any date, the sum of:

              (a)  80%  of  Eligible  Accounts   Receivable   arising  from  the
              Swing-N-Slide Division,
         plus (b) 85% of Eligible Accounts Receivable arising from the Game Time Division,

         plus (b) the following percentages of Eligible Inventory for the categories indicated below:

                            (i) 50% of Eligible Inventory consisting of raw materials,

                            (ii)   25%  of  Eligible  Inventory   consisting  of
                                   work-in-process,

                            (iii)  50%  of  Eligible  Inventory   consisting  of
                                   finished goods;

provided, however, that the Borrowing Base shall be reduced to $1.00 during any period when the Holding Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.4, commencing five days after such computation was originally due.

       1.19. "Boston Office" means the principal banking office of Fleet in Boston, Massachusetts.

       1.20. "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, or interpretive of the Charter of such Person, all as from time to time in effect.

       1.21. "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Borrower (or other specified Person) and its Subsidiaries, prepared in accordance with GAAP, in respect of
(a) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, leaseholds and any other real or personal property, (b) to the extent not included in clause (a) above, materials, contract labor and direct labor relating thereto (excluding amounts properly expensed as repairs and maintenance in accordance with GAAP) and (c) software development costs to the extent not expensed; provided, however, that Capital Expenditures shall not include amounts added or required to be added as a result of acquisitions of the stock or substantially all of the assets of another company as a going concern permitted by Section 6.9.

       1.22. "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

       1.23. "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

       1.24. "Cash Equivalents" means:

              (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

              (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

              (c) any direct obligation of the United States of America or any agency or instrumentality thereof, or of any state or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least AAA by Moody's or AAA by S&P; and

              (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

       1.25. "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

       1.26. "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

       1.27. "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2, 2.3 or 2.4.

       1.28. "Code" means the federal Internal Revenue Code of 1986.

       1.29. "Commitment" means, with respect to any Lender, such Lender's obligations to extend the credits contemplated by Section 2. The original Commitments are set forth in Exhibit 10.1 and the subsequent Commitments shall be recorded from time to time in the Register.

       1.30. "Computation Covenants" means Sections 6.5, 6.6.7, 6.6.13, 6.9.6, 6.9.7, 6.9.8, 6.9.9, 6.10.3, 6.10.4, 6.10.5, 6.11.1, 6.11.4 and 6.16.

       1.31. "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

       1.32. "Consolidated Adjusted EBITDA" means, for any period, Consolidated EBITDA minus Capital Expenditures (including, for the portion of any period prior to the Initial Closing Date, Capital Expenditures incurred by Heartland as set forth in Exhibit 1) minus taxes based upon or measured by net income (including Distributions to the Holding Company in respect of taxes permitted by Section 6.10.6, but not including deferred taxes) to the extent deducted from Consolidated Net Income used to determine Consolidated EBITDA.

       1.33. "Consolidated EBITDA" means, for any period, the total of:

              (a)    Consolidated Net Income; plus


              (b) all amounts deducted in computing such Consolidated Net Income in respect of:

                     (i)    depreciation,   amortization   and   other   noncash
                            charges,

                     (ii)   Consolidated Interest Expense,

                     (iii)  taxes   based  upon  or   measured   by  net  income
                            (including Distributions to the Holding Company in respect of taxes permitted by Section 6.10.6), and

                     (iv)   any extraordinary and nonrecurring losses,

minus                (c)    to   the   extent   included   in   computing   such
                            Consolidated  Net  Income  any   extraordinary   and
                            nonrecurring gains;

provided, however, that Consolidated EBITDA for portions of any period prior to the Initial Closing Date shall include amounts for Heartland as set forth in
Exhibit 1.

       1.34. "Consolidated Excess Cash Flow" means, for any period, the total of:

                     (a)    Consolidated EBITDA,
         minus       (b)    Capital Expenditures,

         minus       (c)    taxes  based upon or measured by net income that are
                            actually  paid  (or to be  paid  currently)  in cash
                            (including Distributions to the Holding Company in respect of taxes permitted by Section 6.10.6),

         minus       (d)    Consolidated   Fixed   Charges   (but  in  no  event
                            including contingent prepayments required by Section
                            4.3),

         minus       (e)    voluntary  prepayments  of the Term  Notes and other
                            term   Financing   Debt  of  the  Borrower  and  its
                            Subsidiaries  (including  Distributions  paid to the
                            Holding   Company  on   account  of  the   voluntary
                            prepayment of its term Financing Debt) permitted by this Agreement,

         minus       (f)    Consolidated  Working  Capital Factor (if a positive
                            number),

         plus        (g)    Consolidated  Working  Capital Factor (if a negative
                            number);  provided,  however,  that  in  adding  the
                            Consolidated   Working  Capital  Factor  to  compute
                            Consolidated  Excess  Cash  Flow,  the amount of the
                            negative   Consolidated   Working   Capital   Factor
                            described in this clause (g) shall be added as if it were a positive number.

       1.35. "Consolidated Fixed Charges" means, for any period, the sum of:

                     (a)    Consolidated Interest Expense,

         plus        (b)    the  aggregate  amount  of all  mandatory  scheduled
                            payments and sinking fund  payments  with respect to
                            principal paid by the Borrower and its  Subsidiaries
                            in respect of  Consolidated  Total  Debt,  including
                            payments   in  the   nature   of   principal   under
                            Capitalized Leases and Distributions paid to the Holding Company on account of mandatory scheduled payments and sinking fund payments with respect to its Financing Debt, but in no event including contingent prepayments required by Section 4.3,

         plus        (c)    mandatory  dividends paid or payable by the Borrower
                            or any of its Subsidiaries to third parties.

       1.36. "Consolidated Interest Expense" means, for any period, the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Interest Rate Protection Agreements, accrued by the Borrower and its Subsidiaries in accordance with GAAP on a Consolidated basis, whether such interest is reflected as an item of expense or capitalized, and excluding in any event the amortization of deferred financing charges and PIK Interest and including in any event Distributions paid to the

Holding Company on account of interest on its Financing Debt and cash payments made during such period on account of PIK Interest expensed during a prior period.

       1.37. "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries, determined in accordance with GAAP on a Consolidated basis minus the amount of Distributions paid to the Holding Company pursuant to Sections 6.10.3, 6.10.4 and 6.10.6 and any other Distributions paid to the Holding Company on account of taxes, interest on Indebtedness, management fees and corporate overhead expense; provided, however, that Consolidated Net Income shall not include:

              (a) the income (or loss) of any Person accrued prior to the date such Person becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries;

              (b) the income (or loss) of any Person (other than a Subsidiary) in which the Borrower or any of its Subsidiaries has an ownership interest; provided, however, that (i) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Borrower or such Subsidiary in the form of dividends or similar Distributions and (ii) Consolidated Net Income shall be reduced by the aggregate amount of all Investments, regardless of the form thereof, made by the Borrower or any of its Subsidiaries in such Person for the purpose of funding any deficit or loss of such Person;

              (c) all amounts included in computing such net income (or loss) in respect of (i) the write-up of any asset on or after December 31, 1997, including the subsequent amortization or expensing of the written-up portion of assets on account of the Acquisition or (ii) the retirement of any Indebtedness or equity at less than face value after December 31, 1997;

              (d) extraordinary and nonrecurring gains;

              (e) the income of any Subsidiary to the extent the payment of such income in the form of a Distribution or repayment of Indebtedness to the Borrower or a Wholly Owned Subsidiary is not permitted, whether on account of any Charter or By-law restriction, any agreement, instrument, deed or lease or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such Subsidiary;

              (f) any after-tax gains or losses attributable to returned surplus assets of any Plan;

              (g) the write off after the Initial Closing Date of capitalized financing costs incurred prior to the Initial Closing Date;

              (h) any deferred or other credit representing the excess of the equity in any Subsidiary of the Borrower at the date of acquisition thereof over the cost of the Investment in such Subsidiary;

              (i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during the same period;

              (j) any aggregate net gain (but not any aggregate net loss) arising from the sale, conversion, exchange or other disposition of capital assets, including (i) all non-current assets and, without duplication, (ii) the following, whether or not current: (A) fixed assets, whether tangible or intangible, (B) all inventory sold in conjunction with the disposition of fixed assets and (C) all shares of capital stock or other securities;

              (k) any net gain from the collection of any proceeds of life insurance policies;

              (l) any gain arising from the acquisition of any shares of capital stock or other securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Subsidiary of the Borrower;

              (m) any net income or gain (but not any net loss) from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP and (iii) any discontinued operations or the disposition thereof;

              (n) any portion of Consolidated Net Income that cannot be freely converted into United States Funds; and

              (o) any other non-cash gain included in Consolidated Net Income.

       1.38. "Consolidated Net Worth" means, at any date, the total of:

              (a) stockholders' equity of the Borrower and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the effect of any foreign currency translation adjustments;

       minus (b) the amount by which such stockholders' equity has been increased after December 31, 1997 by the items described in clauses (a) through (o) of the definition of Consolidated Net Income or by goodwill.

       1.39. "Consolidated Rental Obligations" shall mean, for any period, all rents and other amounts (including as such amounts all payments which such Person is obligated to make to the lessor on termination of any lease and/or on surrender of the leased property other than payments for which such Person is contingently liable on account of early termination or breach of such lease) paid, payable or guaranteed during such period by the Borrower and its Subsidiaries on a Consolidated basis, as lessee or sublessee under any lease (other than a Capitalized Lease), excluding any amount required to be paid by such Person (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes, utilities and similar charges, determined in accordance with GAAP; provided, however, that Consolidated Rental Obligations for portions of any period prior to the Initial Closing Date shall include amounts for Heartland as set forth in Exhibit 1. Whenever the amount of Consolidated Rental Obligations are determined for any period, to the extent that such Consolidated Rental Obligations are not definitely determinable by the terms of the lease, the Consolidated Rental Obligations not so definitely determinable shall be estimated in good faith and in such reasonable manner as the board of directors of the Holding Company may determine (as evidenced by a certified resolution of such board of directors promptly delivered to the Agent).

       1.40. "Consolidated Senior Debt" means, at any date, Consolidated Total Debt minus the Seller Subordinated Debt minus the Senior Subordinated Notes.

       1.41. "Consolidated Total Debt" means, at any date, all Financing Debt of the Borrower and its Subsidiaries on a Consolidated basis.

       1.42. "Consolidated Working Capital Factor" means, for any period, the amount (whether positive or negative) equal to:

                                 Current Assets

              (a) Accounts Receivable:

                     (i) the amount, if any, by which accounts receivable at the end of such period were greater than accounts receivable at the beginning of such period,

              minus  (ii)   the amount, if any, by which accounts  receivable at
                            the end of such period were less than accounts receivable at the beginning of such period,

              (b) Inventory:

              plus   (i)    the amount, if any, by which inventory at the end of
                            such  period  was  greater  than  inventory  at  the
                            beginning of such period,
              minus  (ii)   the amount, if any, by which inventory at the end of
                            such period was less than inventory at the beginning of such period,

              (c) Prepaid Expenses:

              plus   (i)    the amount, if any, by which prepaid expenses at the
                            end  of  such  period  were   greater  than  prepaid
                            expenses at the beginning of such period,

              minus  (ii)   the amount, if any, by which prepaid expenses at the
                            end of such period were less than prepaid expenses at the beginning of such period,

                            Current Liabilities

              (d) Accounts Payable:

              plus   (i)    the amount, if any, by which accounts payable at the
                            end of such period were less than accounts payable at the beginning of such period,

              minus  (ii)   the amount, if any, by which accounts payable at the
                            end of such period were greater than accounts payable at the beginning of such period,

              (e) Accrued Expenses

              plus   (i)    the amount, if any, by which accrued expenses at the
                            end of such period were less than accrued expenses at the beginning of such period,

              minus  (ii)   the amount, if any, by which accrued expenses at the
                            end  of  such  period  were   greater  than  accrued
                            expenses at the beginning of such period,

all with respect to the Borrower and its Subsidiaries as determined in accordance with GAAP on a Consolidated basis.

       1.43. "Convertible Subordinated Debentures" means the Holding Company's 10% Convertible Subordinated Debentures due 2004 issued (a) in 1995 to GreenGrass Holdings in an original aggregate principal amount of $4,300,000 and
(b) in 1997 to other stockholders of the Holding Company in an original aggregate principal amount not exceeding $3,300,000 in form identical (except for the conversion price) to the Convertible Subordinated Debentures described in the foregoing clause (a).

       1.44. "Credit Documents" means:

              (a) this Agreement, the Notes, each Letter of Credit, each draft presented or accepted under a Letter of Credit, the Guarantee and Security Agreement, the Guarantee and Pledge Agreement, the fee agreement contemplated by Section 5.1.2 and each Interest Rate Protection Agreement provided by a Lender (or an Affiliate of a Lender) to the Holding Company or any of its Subsidiaries, each as from time to time in effect; and

              (b) any other present or future agreement or instrument from time to time entered into among the Holding Company, any of its Subsidiaries or any other Obligor, on one hand, and the Agent, any Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

       1.45. "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Holding Company, the Borrower, any of its Subsidiaries or any other Obligor owing to the Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Interest Rate Protection Agreements provided by a Lender (or an Affiliate of a Lender), commitment fees, Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (whether accruing before or after a Bankruptcy Default).

       1.46. "Credit Participant" is defined in Section 11.2.

       1.47. "Credit Security" means all assets now or from time to time hereafter subjected to a security interest, mortgage or charge (or intended or required so to be subjected pursuant to the Guarantee and Security Agreement, the Guarantee and Pledge Agreement or any other Credit Document) to secure the payment or performance of any of the Credit Obligations on a pari passu basis, including the assets described in section 3.1 of the Guarantee and the Security Agreement and in section 3.1 of the Guarantee and Pledge Agreement.

       1.48. "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default and the filing against the Holding Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

       1.49. "Delinquency Period" is defined in Section 10.4.4.

       1.50. "Delinquent Lender" is defined in Section 10.4.4.

       1.51. "Delinquent Payment" is defined in Section 10.4.4.

       1.52. "Designated Financing Debt" means Financing Debt incurred by the Holding Company or any of its Subsidiaries after the Initial Closing Date other than Financing Debt permitted by Sections 6.6.1 (the Loan), 6.6.7 (purchase money Indebtedness and Capitalized Leases) and 6.6.9 (intercompany Indebtedness).

       1.53. "Distribution" means, with respect to the Holding Company (or other specified Person):

              (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Holding Company (or such specified Person);

              (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Holding Company (or such specified Person) or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or otherwise;

              (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Holding Company (or such specified Person);

              (d) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Holding Company (or such specified Person) which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

              (e) any payment, loan or advance by the Holding Company (or such specified Person) to, or any other Investment by the Holding Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Holding Company (or such specified Person), or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in perpetual common stock of or other similar equity interests in the Holding Company (or such specified Person) or (ii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Holding Company (or such specified Person).

       1.54. "Eligible Accounts Receivable" means, at any date, the remainder of:

              (a) the aggregate amount carried as accounts receivable (reduced appropriately for doubtful accounts and customer returns) on the most recent borrowing base report of the Borrower and its Subsidiaries delivered in accordance with Section 6.4.4, minus (b) the aggregate amount of any such accounts receivable that are unpaid more than 60 days past the due date or 150 days past the date of the original invoice,

       minus (c) discounts, commissions and distribution fees payable by the Borrower or any Subsidiary (other than to the Borrower or a Wholly Owned Subsidiary) in respect of such accounts receivable,

       minus (d) the amount of such accounts receivable due from Affiliates,

       minus (e) all payments under such accounts receivable to be made in a currency other than United States Funds that is not freely convertible into United States Funds or that may not be freely withdrawn from the country of origin, minus (f) all payments under such accounts receivable due from a Person located outside the United States of America and Canada, unless supported by receivables insurance reasonably satisfactory to the Agent or by an irrevocable letter of credit issued by a United States bank.

       minus (g) accounts receivable subject to Liens other than Liens securing the Credit Obligations,

       minus (h) the aggregate amount of any such accounts receivable that are unpaid more than 90 days past the date of the original invoice to the extent such accounts receivable exceed 50% of Eligible Accounts Receivable, minus (i) all such accounts receivable due from any Person and its Affiliates in the event at least 25% of such accounts receivable due from such Person and its Affiliates are unpaid more than 60 days past the due date or 150 days past the date of the original invoice, minus (j) in the case only of such accounts receivable from the Swing-N-Slide Division, accrued advertising and volume rebates in respect of such accounts receivable, minus (k) the amount of such accounts receivable due from individuals (but in no event subtracting the amount of accounts receivable due from credit card issuers).

       1.55. "Eligible Inventory" means, at any date, the remainder of:

              (a) the aggregate amount carried as inventory, at the lower of cost or market value, on the most recent borrowing base report of the Borrower and its Subsidiaries delivered in accordance with Section 6.4.4, minus (b) advance payments from customers reflected on the Consolidated balance sheet of the Borrower and its Subsidiaries,

       minus (c) inventory subject to Liens other than Liens securing the Credit Obligations,

       minus (d) inventory located outside the United States of America,

       minus (e) inventory for consignment sale,

       minus (f) obsolete and damaged inventory to the extent not previously covered by reserves on the Consolidated balance sheet of the Borrower and its Subsidiaries,

       minus (g) packaging supplies included in such inventory,

       minus (h) inventory that has been carried on the Consolidated balance sheet of the Borrower and its Subsidiaries for more than one year,

       minus (i) inventory in transit between locations,

       minus (j) inventory not covered by a perfected, first priority Lien securing the Credit Obligations,

       minus (k) product samples on site at branch and distribution locations; provided, however, that this clause (k) shall not exclude from "Eligible Inventory" product samples on site at locations owned or leased by Heartland in an amount not exceeding the lesser of (i) $1,000,000 or (ii) 50% of the net book value of all such product samples described in this proviso.

       1.56. "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including OSHA.

       1.57. "Equity Transaction" means any issuance by the Holding Company or any of its Subsidiaries after the Initial Closing Date of any shares of its capital stock, other equity interests or options, warrants or other purchase rights to acquire such capital stock or other equity interests to, or receipt of a capital contribution from, any Person other than:

              (a) any Obligors,

              (b) the officers, employees and directors of the Holding Company, the Borrower or any of the Borrower's Subsidiaries,

              (c) GreenGrass Holdings and its Affiliates and investors in funds managed by Glencoe, but only to the extent:

                     (i) funds invested pursuant to this clause (c) in the Holding Company are used for the purpose of acquiring shares held by minority stockholders of the Holding Company (but in no event including GreenGrass Holdings and such Affiliates and investors) and

                     (ii) funds invested pursuant to this clause (c) in the Borrower and its Subsidiaries are not made directly or indirectly to remedy a Default or in anticipation of a Default, and

              (d) any other purchaser of capital stock of the Holding Company, but only to the extent the funds invested pursuant to this clause (d) are used to make an acquisition approved in writing by the Required Lenders.

       1.58. "ERISA" means the federal Employee Retirement Income Security Act of 1974.

       1.59. "ERISA Group Person" means the Holding Company, any Subsidiary of the Holding Company and any Person which is a member of the controlled group or under common control with the Holding Company or any Subsidiary within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

       1.60. "Eurodollars" means, with respect to any Lender, deposits of United States Funds in a non-United States office or an international banking facility of such Lender.

       1.61. "Event of Default" is defined in Section 8.1.

       1.62. "Exchange Act" means the federal Securities Exchange Act of 1934.

       1.63. "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of (a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Each determination by the Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

       1.64. "Final Revolving Maturity Date" means March 13, 2003.

       1.65. "Final Term Loan A Maturity Date" means March 13, 2003.

       1.66. "Final Term Loan B Maturity Date" means June 30, 2003.

       1.67. "Financial Officer" of the Holding Company (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer or any of its vice presidents whose primary responsibility is for its financial affairs, all of whose incumbency and signatures have been certified to the Agent by the secretary or other appropriate attesting officer of the Holding Company (or such specified Person).

       1.68.  "Financing  Debt" means each of the items described in clauses (a)
through  (f)  of  the  definition  of  the  term   "Indebtedness"  and,  without
duplication, any Guarantees of such items.

       1.69. "Fleet" means Fleet National Bank.

       1.70. "Funding Liability" means (a) any Eurodollar deposit which was used (or deemed by Section 3.2.6 to have been used) to fund any portion of the Loan subject to a LIBOR Pricing Option, and (b) any portion of the Loan subject to a LIBOR Pricing Option funded (or deemed by Section 3.2.6 to have been funded) with the proceeds of any such Eurodollar deposit.

       1.71. "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 1997 as applied by the Borrower and its Subsidiaries in the preparation of the most recent annual statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto.

       1.72. "Game Time Division" means the operating division of the Borrower that conducts primarily only the business conducted by Game Time, Inc. prior to its acquisition by the Borrower and other activities relating thereto.

       1.73. "Game Time Sellers" means Ross D. Siragusa, Jr., John R. Siragusa and Richard D. Siragusa.

       1.74.  "Glencoe"  means  Glencoe  Investment   Corporation,   a  Delaware
corporation.

       1.75. "GreenGrass Holdings" means GreenGrass Holdings, a Delaware general partnership, between GreenGrass Management LLC and GreenGrass Capital LLC and Greengrass Capital II, LLC.

       1.76. "Guarantee" means, with respect to the Holding Company (or other specified Person):

              (a) any guarantee by the Holding Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Holding Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

              (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Holding Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Holding Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or
       (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

              (c) any liability of the Holding Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

              (d) any liability of the Holding Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

              (e) any liability of the Holding Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Holding Company and its Subsidiaries) that is consolidated for tax purposes; and

              (f) reimbursement obligations, whether contingent or matured, of the Holding Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Holding Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

       1.77. "Guarantee and Security Agreement" is defined in Section 5.1.4.

       1.78. "Guarantee and Pledge Agreement" is defined in Section 5.1.5.

       1.79. "Guarantor" means the Holding Company and each Subsidiary party to, or which subsequently becomes party to, the Guarantee and Security Agreement as a Guarantor.

       1.80. "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

       1.81. "Heartland" means Heartland Industries, Inc. (DE), a Delaware corporation.

       1.82. "Heartland Sellers" means the shareholders of Heartland immediately prior to the Acquisition.

       1.83. "Holding Company" means PlayCore, Inc., a Delaware corporation formerly known as "Swing-N-Slide Corp."

       1.84. "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Holding Company (or other specified Person) as liabilities, but in any event including (without duplication):

              (a) borrowed money;

              (b)  indebtedness  evidenced  by  notes,   debentures  or  similar
       instruments;

              (c) Capitalized Lease Obligations;

              (d) the deferred purchase price of assets or securities, including related noncompetition, consulting and stock repurchase obligations (other than ordinary trade accounts payable within six months after the incurrence thereof in the ordinary course of business);

              (e) mandatory redemption or dividend rights on capital stock (or other equity);

              (f) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

              (g) unfunded pension liabilities;

              (h) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

              (i) liabilities secured by any Lien existing on property owned or acquired by the Holding Company (or such specified Person), whether or not the liability secured thereby shall have been assumed; and

              (j) all Guarantees in respect of Indebtedness of others.

       1.85. "Indemnified Party" is defined in Section 9.2.

       1.86. "Initial Closing Date" means February 16, 1999 or such other date prior to April 1, 1999 agreed to by the Holding Company and the Agent as the first Closing Date hereunder.

       1.87. "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

       1.88. "Investment" means, with respect to the Holding Company (or other specified Person):

              (a) any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

              (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

              (c) any Guarantee of the Indebtedness of any other Person;

              (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit; and

              (e) any other similar investment.

       The investments described in the foregoing clauses (a) through (e) shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts and notes receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable on a current basis in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Holding Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

       In determining the amount of outstanding Investments:

              (A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

              (B) the amount of any Investment in respect of a purchase described in clause (d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase (whether or not any Financing Debt is assumed) or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

              (C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

       1.89. "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Holding Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America, any jurisdiction in which any LIBOR Office is located, or any political subdivision of any of the foregoing.

       1.90. "Lender" means each of the Persons listed as lenders on the signature page hereto, including Fleet in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Lender" shall not include any Credit Participant.

       1.91. "Lending Officer" means such individuals whom the Agent may designate by notice to the Holding Company from time to time as an officer who may receive telephone requests for borrowings under Section 2.1.3.

       1.92. "Letter of Credit" is defined in Section 2.4.1.

       1.93. "Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Letter of Credit Issuer has previously accepted under Letters of Credit but has not paid.

       1.94. "Letter of Credit Issuer" means, for any Letter of Credit, Fleet or, in the event Fleet does not for any reason issue a requested Letter of Credit, another Lender designated by the Agent to issue such Letter of Credit.

       1.95. "LIBOR Basic Rate" means, for any LIBOR Interest Period:

              (a) the rate of interest at which deposits of United States Funds are offered in the London interbank market for a period of time equal to such LIBOR Interest Period that appears on the Telerate Page 3750 as of 11:00 a.m. London time two Banking Days prior to the Banking Day on which such LIBOR Interest Period begins or

              (b) if no such rate appears on the Telerate Page 3750, the rate of interest determined by the Agent to be the average of up to four interest rates per annum at which deposits of United States Funds are offered in the London interbank market for a period of time equal to such LIBOR Interest Period which appear on the Reuter's Screen LIBO Page as of 11:00 a.m. London time two Banking Days prior to the Banking Day on which such LIBOR Interest Period begins if at least two such offered rates so appear on the Reuter's Screen LIBO Page or

              (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest at which deposits of United States Funds in an amount comparable to the portion of the Loan as to which the related LIBOR Pricing Option has been elected and which have a term corresponding to such LIBOR Interest Period are offered to the Agent by first class banks in the London inter-bank market for delivery in immediately available funds at a LIBOR Office on the first day of such LIBOR Interest Period as determined by the Agent at approximately 11:00 a.m. (London time) two Banking Days prior to the date upon which such LIBOR Interest Period is to commence (which determination by the Agent shall, in the absence of manifest error, be conclusive).

       1.96.  "LIBOR Interest Period" means any period,  selected as provided in
Section 3.2.1, of one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Agent in accordance with the then current banking practice in the inter-bank LIBOR market with respect to LIBOR deposits at the applicable LIBOR Office, which determination by the Agent shall, in the absence of manifest error, be conclusive.

       1.97. "LIBOR Office" means such non-United States office or international banking facility of any Lender as the Lender may from time to time select.

       1.98.  "LIBOR  Pricing  Options"  means the options  granted  pursuant to
Section 3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

       1.99. "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100%, obtained by dividing (a) the LIBOR Basic Rate for such LIBOR Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

       1.100. "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing

Options, (b) any other category of liabilities that includes LIBOR deposits by reference to which the interest rate on portions of the Loan subject to LIBOR Pricing Options is determined, (c) the principal amount of or interest on any portion of the Loan subject to a LIBOR Pricing Option or (d) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents.

       1.101. "Lien" means, with respect to the Holding Company (or any other specified Person):

              (a) any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of the Holding Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom;

              (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease);

              (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Holding Company (or such specified Person), with or without recourse;

              (d) the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Holding Company (or such specified Person); and

              (e) the existence for a period of more than 120 consecutive days of any Indebtedness against the Holding Company (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given any priority over general creditors.

       1.102. "Loan" means, collectively, the Revolving Loan and the Term Loans.

       1.103. "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

       1.104. "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Holding Company and its Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the playground equipment industry, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (b) the ability of the Obligors to perform their obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents.

       1.105. "Material Agreements" is defined in Section 7.2.2.

       1.106. "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

       1.107. "Moody's" means Moody's Investors Service, Inc.

       1.108. "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

       1.109. "Net Asset Sale Proceeds" means the cash proceeds of the sale or disposition of assets (including by way of merger) by the Borrower or any of its Subsidiaries after the Initial Closing Date, net of (a) any Indebtedness permitted by Section 6.6.7 (Capitalized Leases and purchase money indebtedness) secured by assets being sold in such transaction required to be paid from such proceeds, (b) income taxes that, as estimated by the Borrower in good faith, will be required to be paid by the Borrower or any of its Subsidiaries in cash as a result of, and within 15 months after, such sale or disposition, (c) reasonable reserves for liabilities resulting from the sale of assets and (d) all reasonable expenses of the Borrower or any of its Subsidiaries payable in connection with the sale or disposition; provided, however, that "Net Asset Sale Proceeds" shall not include cash proceeds:

                     (i) of asset sales permitted by Section 6.11.1,

                     (ii) of mergers permitted by Section 6.11.2, or

                     (iii) in an amount not  exceeding  $1,000,000 in any fiscal year in the aggregate (or $3,000,000 in the aggregate since the date hereof) that will be used to acquire replacement or other assets within six months after such sale or disposition; provided, however, that if any amount in this clause (iii) is not actually used to acquire replacement or other assets within such six-month period, such amount shall become Net Asset Sale Proceeds.

       1.110. "Net Debt Proceeds" means cash proceeds of the incurrence of Designated Financing Debt by the Holding Company or any of its Subsidiaries (net of reasonable out-of-pocket transaction fees and expenses).

       1.111. "Net Equity Proceeds" means the cash proceeds received by the Holding Company or any of its Subsidiaries in connection with any Equity Transaction (net of reasonable out-of-pocket fees and expenses).

       1.112. "Nonperforming Lender" is defined in Section 10.4.4.

       1.113.  "Notes"  means,  collectively,  the Revolving  Notes and the Term
Notes.

       1.114. "Obligor" means the Borrower, the Holding Company, each other Guarantor and each other Person guaranteeing or providing collateral for the Credit Obligations.

       1.115. "OSHA" means the federal Occupational Health and Safety Act.

       1.116. "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

       1.117. "Payment Date" means (a) the last Banking Day of each month, beginning on the first such date after the Initial Closing Date and (b) the Final Term Loan B Maturity Date.

       1.118. "PBGC" means the Pension Benefit Guaranty Corporation or any successor entity.

       1.119. "Percentage Interest" means, with respect to any Lender, the Commitment of such Lender in the respective portions of the Loan and Letter of Credit Exposure. For purposes of votes and consents of the Lenders, Percentage Interests shall be computed as follows: (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of any Lender with respect to the Revolving Loan plus the respective outstanding Term Loans of such Lender bears to the total Commitments of all Lenders with respect to the Revolving Loan plus the total outstanding Term Loans of all Lenders, as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the Loan and Letter of Credit Exposure owing to any Lender bear to the total outstanding Loan and Letter of Credit Exposure owing to all Lenders.

       1.120. "Performing Lender" is defined in Section 10.4.4.

       1.121. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

       1.122. "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

       1.123. "Plan" means any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to the date hereof.

       1.124. "Prior Credit Agreement" means the Loan and Security Agreement dated October 14, 1994 between Heartland and The Provident Bank.

       1.125. "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C. ss. 690, et seq.

       1.126. "Register" is defined in Section 11.1.3.

       1.127. "Related Fund" means, with respect to any Lender that is a fund that invests in senior bank loans, any other fund that invests in senior bank loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

       1.128. "Replacement Lender" is defined in Section 11.3.

       1.129. "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least a majority of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 10.6, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 10.6.

       1.130. "Revolving Loan" is defined in Section 2.1.4.

       1.131. "Revolving Notes" is defined in Section 2.1.4.

       1.132. "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

       1.133. "Securities Act" means the federal Securities Act of 1933.

       1.134. "Securities Purchase Agreements" means those certain Securities Purchase Agreements dated March 13, 1997 among the Holding Company, the Borrower and each of Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited, as previously furnished to the Lenders and as amended, modified and supplemented from time to time in accordance with Section 6.2.4.

       1.135. "Seller Subordinated Debt" means, collectively, (a) the Borrower's $2,000,000 10% Subordinated Note due 2005 payable to the Game Time Sellers and
(b) the Borrower's $500,000 10% Subordinated Promissory Notes due 2004 payable to the Heartland Sellers.

       1.136. "Senior Subordinated Notes" means the Borrower's $12,500,000 12% Senior Subordinated Notes due 2005 issued pursuant to the Securities Purchase Agreements.

       1.137. "Subsidiary" means any Person of which the Holding Company (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided, however, that "Subsidiary" shall not include any Unrestricted Affiliate regardless of the ownership thereof by the Holding Company.

       1.138. "Swing-N-Slide Division" means the operating divisions and Subsidiaries of the Borrower other than the Game Time Division.

       1.139. "Tax" means any present or future tax, levy, duty, impost, deduction, withholding or other charges of whatever nature at any time required by any Legal Requirement (a) to be paid by any Lender or (b) to be withheld or deducted from any payment otherwise required hereby to be made to any Lender, in each case on or with respect to its obligations hereunder, the Loan, any payment in respect of the Credit Obligations or any Funding Liability not included in the foregoing; provided, however, that the term "Tax" shall not include taxes imposed upon or measured by the net income of such Lender (other than withholding taxes) or franchise taxes.

       1.140. "Term Loan A" is defined in Section 2.2.1.

       1.141. "Term Loan A1" is defined in Section 2.2.1.

       1.142. "Term Loan A2" is defined in Section 2.2.1.

       1.143. "Term Loan A Note" is defined in Section 2.2.2.

       1.144. "Term Loan B" is defined in Section 2.3.1.

       1.145. "Term Loan B1" is defined in Section 2.3.1.

       1.146. "Term Loan B2" is defined in Section 2.3.1.

       1.147. "Term Loan B Note" is defined in Section 2.3.2.

       1.148. "Term Loans" means Term Loan A and Term Loan B, collectively.

       1.149. "Term Notes" means the Term Loan A Notes and the Term Loan B Notes, collectively.

       1.150. "Uniform Customs and Practice" is defined in Section 2.4.7.

       1.151. "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

       1.152. "Unrestricted Affiliate" means a Person acquired by the Holding Company in accordance with Section 6.9.7 and which is designated in writing by the Holding Company to the Agent as an "Unrestricted Affiliate".

       1.153. "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares) is owned by the Holding Company (or other specified Person) directly, or indirectly through one or more Wholly Owned Subsidiaries.

2.     The Credits.

       2.1.   Revolving Credit.

              2.1.1. Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Revolving Maturity Date the Lenders will, severally in accordance with their respective Commitments in the Revolving Loan, make loans to the Borrower in such amounts as may be requested by the Borrower in accordance with Section
       2.1.3. The sum of the aggregate principal amount of loans made under this
       Section 2.1.1 at any one time outstanding plus the Letter of Credit Exposure shall in no event exceed the lesser of (a) the Maximum Amount of Revolving Credit or (b) the Borrowing Base. In no event will the principal amount of loans at any one time outstanding made by any Lender pursuant to this Section 2.1, together with such Lender's Percentage Interest in the Letter of Credit Exposure, exceed such Lender's Commitment with respect to the Revolving Loan.

              2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means (a) (i) $28,000,000 minus (ii) Net Asset Sale Proceeds described in Section 4.3.3 and Net Debt Proceeds described in Section 4.3.4, in each case to the extent allocable to the Revolving Loan in accordance with Section 4.6.2, or (b) the amount (in an integral multiple of $500,000) to which the then applicable amount set forth in clause (a)(i) above shall have been irrevocably reduced from time to time by notice from the Borrower to the Agent.

              2.1.3. Borrowing Requests. The Borrower may from time to time request a loan under Section 2.1.1 by providing to the Agent a notice (which may be given by a telephone call received by a Lending Officer if promptly confirmed in writing). Such notice must be not later than noon (Boston time) on the first Banking Day (third Banking Day if any portion of such loan will be subject to a LIBOR Pricing Option on the requested Closing Date) prior to the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan (which shall be not less than $50,000 and an integral multiple of $50,000) and (b) the requested Closing Date therefor (which shall be a Banking Day). Upon receipt of such notice, the Agent will promptly inform each other Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Borrower with the Agent. In connection with each such loan, the Borrower shall furnish to the Agent a certificate in substantially the form of
       Exhibit 5.2.1.

              2.1.4. Revolving Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the "Revolving Loan". The Agent shall keep a record of the Revolving Loan as part of the Register. The Revolving Loan shall be deemed owed to each Lender having a Commitment therein severally in accordance with such Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Lender in accordance with its Percentage Interest therein. The Borrower's obligations to pay each Lender's Percentage Interest in the Revolving Loan shall be evidenced by a separate note of the Borrower in substantially the form of Exhibit 2.1.4 (the "Revolving Notes"), payable to each Lender in accordance with such Lender's Percentage Interest in the Revolving Loan.

       2.2.   Term Loan A.

              2.2.1. Term Loan A. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the Initial Closing Date the Lenders will, in accordance with their respective Percentage Interests in Term Loan A, severally lend to the Borrower as a term loan $38,000,000, including $32,500,000 in principal amount previously outstanding ("Term Loan A1") and $5,500,000 in principal amount as an incremental advance on the Initial Closing Date ("Term Loan A2"). The aggregate principal amount of the loans made pursuant to this Section
       2.2.1 at any one time outstanding, including both Term Loan A1 and Term Loan A2, is referred to as "Term Loan A". In connection with Term Loan A, the Borrower shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

              2.2.2. Term Loan A Notes. Term Loan A shall be made at the Boston Office by crediting the amount of such loan to the general account of the Borrower with the Agent against delivery to the Agent of the separate term notes of the Borrower (the "Term Loan A Notes") payable to the respective Lenders, and marked to indicate whether such notes evidence Term Loan A1 or Term Loan A2. The Term Loan A Notes issued to each Lender shall be in an aggregate principal amount equal to such Lender's Percentage Interest in Term Loan A, and shall be in substantially the form of Exhibit 2.2.2. The Agent shall keep a record of Term Loan A1 and Term Loan A2 as part of the Register.

       2.3.   Term Loan B.

              2.3.1. Term Loan B. Subject to all the terms and conditions of this Agreement and so long as no Default exists, on the Initial Closing Date the Lenders will, in accordance with their respective Percentage Interests in Term Loan B, severally lend to the Borrower as a term loan $9,000,000, including $4,400,000 in principal amount previously outstanding ("Term Loan B1") and $4,600,000 in principal amount as an incremental advance on the Initial Closing Date ("Term Loan B2"). The aggregate principal amount of the loans made pursuant to this Section
       2.3.1 at any one time outstanding, including both Term Loan B1 and Term Loan B2, is referred to as "Term Loan B". In connection with Term Loan B, the Borrower shall furnish to the Agent a certificate in substantially the form of Exhibit 5.2.1.

              2.3.2. Term Loan B Notes. Term Loan B shall be made at the Boston Office by crediting the amount of such loan to the general account of the Borrower with the Agent against delivery to the Agent of the separate term notes of the Borrower (the "Term Loan B Notes") payable to the respective Lenders, and marked to indicate whether such notes evidence Term Loan B1 or Term Loan B2. The Term Loan B Notes issued to each Lender shall be in an aggregate principal amount equal to such Lender's Percentage Interest in Term Loan B, and shall be in substantially the form of Exhibit 2.3.2. The Agent shall keep a record of Term Loan B1 and Term Loan B2 as part of the Register.

       2.4.   Letters of Credit.

              2.4.1. Issuance of Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Revolving Maturity Date, the Letter of Credit Issuer will issue for the account of the Borrower one or more irrevocable documentary or standby letters of credit (the "Letters of Credit"). Letter of Credit Exposure plus the Revolving Loan shall in no event exceed the lesser of (a) the

       Maximum Amount of Revolving Credit or (b) the Borrowing Base. Letter of Credit Exposure shall in no event exceed $1,000,000.

              2.4.2. Requests for Letters of Credit. The Borrower may from time to time request a Letter of Credit to be issued by providing to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a notice which is actually received not less than five Banking Days prior to the requested Closing Date for such Letter of Credit specifying (a) the amount of the requested Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) the principal terms of the text for such Letter of Credit. Each Letter of Credit will be issued by forwarding it to the Borrower or to such other Person as directed in writing by the Borrower. In connection with the issuance of any Letter of Credit, the Borrower shall furnish to the Letter of Credit Issuer (and the Agent if the Letter of Credit Issuer is not the Agent) a certificate in substantially the form of Exhibit 5.2.1 and any customary application forms required by the Letter of Credit Issuer. In the event of any inconsistency between such application forms and this Agreement, this Agreement shall govern.

              2.4.3. Form and Expiration of Letters of Credit. Each Letter of Credit issued under this Section 2.4 and each draft accepted or paid under such a Letter of Credit shall be issued, accepted or paid, as the case may be, by the Letter of Credit Issuer at its principal office. No Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) the date 12 months after the date of issuance or (b) the Final Revolving Maturity Date. Each Letter of Credit and each draft accepted under a Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Letter of Credit Issuer and the Borrower may agree upon at the time such Letter of Credit is issued, including a requirement of not less than three Banking Days after presentation of a draft before payment must be made thereunder.

              2.4.4. Lenders' Participation in Letters of Credit. Upon the issuance of any Letter of Credit, a participation therein, in an amount equal to each Lender's Percentage Interest in the Revolving Loan, shall automatically be deemed granted by the Letter of Credit Issuer to each such Lender on the date of such issuance and such Lenders shall automatically be obligated, as set forth in Section 10.4, to reimburse the Letter of Credit Issuer to the extent of their respective Percentage Interests in the Revolving Loan for all obligations incurred by the Letter of Credit Issuer to third parties in respect of such Letter of Credit not reimbursed by the Borrower. The Letter of Credit Issuer will send to each Lender (and the Agent if the Letter of Credit Issuer is not the Agent) a confirmation regarding the participations in Letters of Credit outstanding during such month.

              2.4.5. Presentation. The Letter of Credit Issuer may accept or pay any draft presented to it, regardless of when drawn and whether or not negotiated, if such draft, the other required documents and any transmittal advice are presented to the Letter of Credit Issuer and dated on or before the expiration date of the Letter of Credit under which such draft is drawn. Except insofar as a particular Letter of Credit contains express, contrary instructions, the Letter of Credit Issuer may honor as complying with the terms of any Letter of Credit and with this Agreement any drafts or other documents otherwise in order signed or issued by an administrator, executor, conservator, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party authorized under such Letter of Credit to draw or issue such drafts or other documents.

              2.4.6. Payment of Drafts. At such time as a Letter of Credit Issuer makes any payment on a draft presented or accepted under a Letter of Credit, the Borrower will on demand pay to the Agent in immediately available funds the amount of such payment. Unless the Borrower shall otherwise pay to the Agent the amount required by the foregoing sentence, such amount shall be considered a loan under Section 2.1.1 and part of the Revolving Loan as if the Borrower had paid in full the amount required with respect to the Letter of Credit by borrowing such amount under Section 2.1.1 to the extent such amount does not cause the Revolving Loan to exceed the Maximum Amount of Revolving Credit.

              2.4.7. Uniform Customs and Practice. The most recent version of the Uniform Customs and Practice for Documentary Credits approved by a Congress of the International Chamber of Commerce and adhered to by the Letter of Credit Issuer (the "Uniform Customs and Practice"), shall be binding on the Borrower and the Letter of Credit Issuer except to the extent otherwise provided herein, in any Letter of Credit or in any other Credit Document. Anything in the Uniform Customs and Practice to the contrary notwithstanding:

              (a) Neither the Borrower nor any beneficiary of any Letter of Credit shall be deemed an agent of any Letter of Credit Issuer.

              (b) With respect to each Letter of Credit, neither the Letter of Credit Issuer nor its correspondents shall be responsible for or shall have any duty to ascertain (unless the Letter of Credit Issuer or such correspondent is grossly negligent or willful in failing so to ascertain):

                     (i) the genuineness of any signature;

                     (ii) the validity, form, sufficiency, accuracy, genuineness or legal effect of any endorsements;

                     (iii) delay in giving, or failure to give, notice of arrival, notice of refusal of documents or of discrepancies in respect of which any Letter of Credit Issuer refuses the documents or any other notice, demand or protest;

                     (iv) the performance by any beneficiary under any Letter of
              Credit of such beneficiary's obligations to the Borrower;

                     (v) inaccuracy in any notice received by the Letter of Credit Issuer;

                     (vi) the validity, form, sufficiency, accuracy, genuineness or legal effect of any instrument, draft, certificate or other document required by such Letter of Credit to be presented before payment of a draft if such instrument, draft, certificate or other document appears on its face to comply with the requirements of the Letter of Credit, or the office held by or the authority of any Person signing any of the same; or

                     (vii) failure of any instrument to bear any reference or adequate reference to such Letter of Credit, or failure of any Person to note the amount of any instrument on the reverse of such Letter of Credit or to surrender such Letter of Credit or to forward documents in the manner required by such Letter of Credit.

              (c) The occurrence of any of the events referred to in the Uniform Customs and Practice or in the preceding clauses of this Section 2.4.7 shall not affect or prevent the vesting of any of the Letter of Credit Issuer's rights or powers hereunder or the Borrower's obligation to make reimbursement of amounts paid under any Letter of Credit or any draft accepted thereunder.

              (d) The Borrower will promptly examine (i) each Letter of Credit (and any amendments thereof) sent to it by the Letter of Credit Issuer and (ii) all instruments and documents delivered to it from time to time by the Letter of Credit Issuer. The Borrower will notify the Letter of Credit Issuer of any claim of noncompliance by notice actually received within three Banking Days after receipt of any of the foregoing documents, the Borrower being conclusively deemed to have waived any such claim against such Letter of Credit Issuer and its correspondents unless such notice is given. The Letter of Credit Issuer shall have no obligation or responsibility to send any such Letter of Credit or any such instrument or document to the Borrower.

              (e) In the event of any conflict between the provisions of this Agreement and the Uniform Customs and Practice, the provisions of this Agreement shall govern.

              2.4.8. Subrogation. Upon any payment by a Letter of Credit Issuer under any Letter of Credit and until the reimbursement of such Letter of Credit Issuer by the

       Borrower with respect to such payment, the Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Borrower, all for the benefit of the Lenders. The Borrower will take such action as the Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Letter of Credit to execute such documents as the Letter of Credit Issuer may reasonably request, to assure and confirm to the Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor.

              2.4.9. Modification, Consent, etc. If the Borrower requests or consents in writing to any modification or extension of any Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Letter of Credit, and if the Letter of Credit Issuer consents thereto, the Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Borrower with respect to such Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Letter of Credit Issuer pursuant to any such request, consent or waiver.

       2.5.   Application of Proceeds.

              2.5.1. Revolving Loan. Subject to Section 2.5.4, the Borrower will apply the proceeds of the Revolving Loan for working capital and other lawful corporate purposes of the Holding Company and its Subsidiaries.

              2.5.2. Term Loans. The Borrower will apply the proceeds of the Term Loans to fund the Acquisition, to fund Capital Expenditures, to refinance existing term debt and to pay fees and expenses related to the foregoing.

              2.5.3. Letters of Credit. Letters of Credit shall be issued only for such lawful corporate purposes as the Borrower has requested in writing and to which the Letter of Credit Issuer agrees.

              2.5.4. Specifically Prohibited Applications. The Borrower will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by Legal Requirements applicable to the Lenders or by the Credit Documents.

       2.6. Nature of Obligations of Lenders to Make Extensions of Credit. The Lenders' obligations to extend credit under this Agreement are several and are not joint or joint and several. If on any Closing Date any Lender shall fail to perform its obligations under this Agreement, the aggregate amount of Commitments to make the extensions of credit under this

Agreement shall be reduced by the amount of unborrowed Commitment of the Lender so failing to perform and the Percentage Interests shall be appropriately adjusted. Lenders that have not failed to perform their obligations to make the extensions of credit contemplated by Section 2 may, if any such Lender so desires, assume, in such proportions as such Lenders may agree, the obligations of any Lender who has so failed and the Percentage Interests shall be appropriately adjusted. The provisions of this Section 2.6 shall not affect the rights of the Borrower against any Lender failing to perform its obligations hereunder.

3.     Interest; LIBOR Pricing Options; Fees.

       3.1. Interest. The Loan shall accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Loan, the Borrower will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Loan which was not subject to a LIBOR Pricing Option. On the last day of each LIBOR Interest Period or on any earlier termination of any LIBOR Pricing Option, the Borrower will pay the accrued and unpaid interest on the portion of the Loan which was subject to the LIBOR Pricing Option which expired or terminated on such date. In the case of any LIBOR Interest Period longer than three months, the Borrower will also pay the accrued and unpaid interest on the portion of the Loan subject to the LIBOR Pricing Option having such LIBOR Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such LIBOR Interest Period. On the stated or any accelerated maturity of the Loan, the Borrower will pay all accrued and unpaid interest on the Loan, including any accrued and unpaid interest on any portion of the Loan which is subject to a LIBOR Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Lenders may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest.

       3.2. LIBOR Pricing Options.

              3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Borrower may from time to time, by irrevocable notice to the Agent actually received not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Loan as the Borrower may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the LIBOR Rate. In the event the Borrower at any time fails to elect a LIBOR Pricing Option under this Section 3.2.1 for any portion of the Loan (upon termination of a LIBOR Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate. No election of a LIBOR Pricing Option shall become effective:

              (a) if, prior to the commencement of any such LIBOR Interest Period, the Agent determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, whether or not having the force of law so long as compliance therewith is customary commercial practice, (ii) Eurodollar deposits in an amount comparable to the principal amount of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the London inter-bank Eurodollar market, or (iii) by reason of circumstances affecting the London inter-bank Eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

              (b) if the Required Lenders shall have advised the Agent by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of Eurodollar deposits, the Required Lenders reasonably anticipate that Eurodollar deposits in an amount equal to the Percentage Interest of the Required Lenders in the portion of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the Eurodollar market to the Required Lenders at a rate of interest that does not exceed the anticipated LIBOR Basic Rate.

              3.2.2. Notice to Lenders and Borrower. The Agent will promptly inform each Lender (by telephone or otherwise) of each notice received by it from the Borrower pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Agent of the LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Agent will promptly notify the Borrower and each Lender (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

              3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

              (a) the minimum portion of the Loan subject to any LIBOR Pricing Option shall be $1,000,000 and an integral multiple of $500,000;

              (b) no more than 10 LIBOR Pricing Options shall be outstanding at any one time;

              (c) a portion of each of Term Loan A and Term Loan B equal to or greater than the amount of the next mandatory prepayment required by
       Section 4.2 shall not be subject to a LIBOR Pricing Option on the date such mandatory prepayment is required to be made; and

              (d) no LIBOR Interest Period with respect to any portion of the Loan shall expire later than the Applicable Maturity Date for such portion of the Loan.

              3.2.4. Additional Interest. If any portion of the Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Borrower will pay to the Agent for the account of each Lender in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the present value (calculated in accordance with this Section 3.2.4) of interest for the unexpired portion of such LIBOR Interest Period on the portion of the Loan so repaid, or as to which a LIBOR Pricing Option was so terminated, at a per annum rate equal to the excess, if any, of (a) the rate applicable to such LIBOR Pricing Option minus (b) the rate of interest obtainable by the Agent upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Banking Day of such LIBOR Interest Period. The present value of such additional interest shall be calculated by discounting the amount of such interest for each day in the unexpired portion of such LIBOR
       Interest Period from such day to the date of such repayment or termination at a per annum interest rate equal to the interest rate determined pursuant to clause (b) of the preceding sentence, and by adding all such amounts for all such days during such period. The determination by the Agent of such amount of interest shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1, the Borrower shall be deemed to have terminated such LIBOR Pricing Option.

              3.2.5. Violation of Legal Requirements. If any Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the London interbank Eurodollar market any portion of the Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Agent may by notice to the Borrower terminate all of the affected LIBOR Pricing Options, (b) the portion of the Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Borrower shall make any payment required by Section 3.2.4.

              3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under Sections 3.2.4 and 3.5, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the LIBOR Basic Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America.

       3.3. Commitment Fees. In consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Borrower will pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Commitments in the Revolving Loan, on each Payment Date, an amount equal to interest computed at the rate of 0.50% per annum on the amount by which (a) the average daily Maximum Amount of Revolving Credit during the month or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the average daily Revolving Loan during such month or portion thereof plus (ii) the average daily Letter of Credit Exposure during such month or portion thereof; provided, however, that the first such payment shall be for the period beginning on the Initial Closing Date and ending on the first Payment Date.

       3.4. Letter of Credit Fees. The Borrower will pay to the Agent for the account of each of the Lenders having a Percentage Interest in the Letters of Credit, in accordance with the Lenders' respective Percentage Interests, on each Payment Date occurring in March, June, September and December, a Letter of Credit fee equal to interest at a rate per annum equal to the Applicable Margin indicated for the LIBOR Rate on the average daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Borrower will pay to the Agent for the account of the Letter of Credit Issuer, on each Payment Date occurring in March, June, September and December, a fronting fee equal to interest at a rate per annum equal to 0.25% on the average daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Borrower will pay to the Letter of Credit Issuer customary service charges and expenses for its services in connection with the Letters of Credit at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

       3.5. Changes in Circumstances; Yield Protection.

              3.5.1. Reserve Requirements, etc. If any Legal Requirement (whether or not having the force of law so long as compliance therewith is customary commercial practice) shall (a) impose, modify, increase or deem applicable any insurance assessment, reserve, special deposit or similar requirement against any Funding Liability or the Letters of Credit, (b) impose, modify, increase or deem applicable any other requirement or condition with respect to any Funding Liability or the Letters of

       Credit, or (c) change the basis of taxation of Funding Liabilities or payments in respect of any Letter of Credit (other than changes in the rate of taxes measured by the overall net income of such Lender) and the effect of any of the foregoing shall be to increase the cost to any
       Lender of issuing, making, funding or maintaining its respective Percentage Interest in any portion of the Loan subject to a LIBOR Pricing Option or any Letter of Credit, to reduce the amounts received or receivable by such Lender under this Agreement or to require such Lender to make any payment or forego any amounts otherwise payable to such Lender under this Agreement (other than any Tax or any reserves that are included in computing the LIBOR Reserve Rate), then such Lender may claim compensation from the Borrower under Section 3.5.5.

              3.5.2. Taxes. All payments of the Credit Obligations shall be made without set-off or counterclaim and free and clear of any deductions, including deductions for Taxes, unless the Borrower is required by law to make such deductions. If (a) any Lender shall be subject to any Tax with respect to any payment of the Credit Obligations or its obligations hereunder or (b) the Borrower shall be required to withhold or deduct any Tax on any payment on the Credit Obligations, then such Lender may claim compensation from the Borrower under Section 3.5.5 to the extent such Lender is then in compliance with any applicable requirements of Section
       13. Whenever Taxes must be withheld by the Borrower with respect to any payments of the Credit Obligations, the Borrower shall promptly furnish to the Agent for the account of the applicable Lender official receipts (to the extent that the relevant governmental authority delivers such receipts) evidencing payment of any such Taxes so withheld. If the Borrower fails to pay any such Taxes when due or fails to remit to the Agent for the account of the applicable Lender the required receipts evidencing payment of any such Taxes so withheld or deducted, the Borrower shall indemnify the affected Lender for any incremental Taxes and interest or penalties that may become payable by such Lender as a result of any such failure. In the event any Lender receives a refund of any Taxes for which it has received payment from the Borrower under this
       Section 3.5.2, such Lender shall promptly pay the amount of such refund to the Borrower, together with any interest thereon actually earned by such Lender.

              3.5.3. Capital Adequacy. If any Lender shall determine that compliance by such Lender with any Legal Requirement (whether or not having the force of law so long as compliance therewith is customary commercial practice) regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount deemed by such Lender to be material, then such Lender may claim compensation from the Borrower under Section 3.5.5.

              3.5.4. Regulatory Changes. If any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) (whether or not having the force of law so long as compliance therewith is customary commercial practice) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit,
       (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Taxes or income or franchise taxes), and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Borrower under Section 3.5.5.

              3.5.5. Compensation Claims. Within 15 days after the receipt by the Borrower of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, the Borrower shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as (a) the Lender acts in good faith, (b) the Lender's determination does not contain any manifest error and (c) the Lender used reasonable averaging and attribution methods. The Borrower shall be entitled to replace any such Lender in accordance with Section 11.3.

              3.5.6. Mitigation. Each Lender shall take such commercially reasonable steps as it may determine are not disadvantageous to it, including changing lending offices to the extent feasible, in order to reduce amounts otherwise payable by the Borrower to such Lender pursuant to Sections 3.2.4 and 3.5 or to make LIBOR Pricing Options available under Sections 3.2.1 and 3.2.5. In addition, the Borrower shall not be responsible for costs (a) under Section 3.5 arising more than 90 days prior to receipt by the Borrower of the certificate from the affected Lender pursuant to such Section 3.5 or (b) under Section 3.2.4 arising from the termination of LIBOR Pricing Options more than 90 days prior to the demand by the Agent for payment under Section 3.2.4.

       3.6. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) shall be computed on the basis of a 360-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the LIBOR Interest Period, be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

4.     Payment.

       4.1. Payment at Maturity. On the Applicable Maturity Date or any accelerated maturity of the Loan, the Borrower will pay to the Agent for the account of the Lenders an amount equal to the portion of the Loan then due, together with all accrued and unpaid interest and fees with respect thereto and on the latest Applicable Maturity Date or any accelerated maturity of the Loan, all other Credit Obligations then outstanding.

       4.2.   Scheduled Required Prepayments.

              4.2.1. Term Loan A.

                     4.2.1.1. Term Loan A1. On each Payment Date set forth below, the Borrower will pay to the Agent for the account of the Lenders as a prepayment of Term Loan A1 the lesser of (a) the amount set forth below for such date, adjusted to the extent required by Section 4.6.2 or (b) the principal amount of Term Loan A1 then outstanding.

                   Payment Date                                Amount

                   March 31, 1999                         $   406,250
                   June 30, 1999                           $1,531,250
                   September 30, 1999                      $1,531,250
                   December 31, 1999                       $1,531,250
                   March 31, 2000                         $   700,000
                   June 30, 2000                           $2,600,000
                   September 30, 2000                      $2,600,000
                   December 31, 2000                       $2,600,000
                   March 31, 2001                         $   800,000
                   June 30, 2001                           $2,900,000
                   September 30, 2001                      $2,900,000
                   December 31, 2001                       $2,900,000
                   March 31, 2002                         $   800,000
                   June 30, 2002                           $2,900,000

                   September 30, 2002                     $2,900,000
                   December 31, 2002                      $2,900,000

                     4.2.1.1. Term Loan A2. On each Payment Date set forth below, the Borrower will pay to the Agent for the account of the Lenders as a prepayment of Term Loan A2 the lesser of (a) the amount set forth below for such date, adjusted to the extent required by Section 4.6.2 or (b) the principal amount of Term Loan A2 then outstanding.

                   Payment Date                               Amount

                   March 31, 1999                         $        0
                   June 30, 1999                          $        0
                   September 30, 1999                     $        0
                   December 31, 1999                      $        0
                   March 31, 2000                            $25,000
                   June 30, 2000                             $75,000
                   September 30, 2000                        $75,000
                   December 31, 2000                         $75,000
                   March 31, 2001                            $75,000
                   June 30, 2001                            $475,000
                   September 30, 2001                       $475,000
                   December 31, 2001                        $475,000
                   March 31, 2002                           $300,000
                   June 30, 2002                          $1,150,000
                   September 30, 2002                     $1,150,000
                   December 31, 2002                      $1,150,000

              4.2.2. Term Loan B.

                     4.2.2.1. Term Loan B1. On each Payment Date set forth below, the Borrower will pay to the Agent, for the account of the Lenders as a prepayment of Term Loan B1, the lesser of (a) the amount set forth below for such date, adjusted to the extent required by Section 4.6.2, and (b) the principal amount of Term Loan B1 then outstanding.

                   Payment Date                            Amount

                   June 30, 1999                          $33,333
                   September 30, 1999                     $33,333
                   December 31, 1999                      $33,334
                   June 30, 2000                          $33,333
                   September 30, 2000                     $33,333

                   December 31, 2000                         $33,334
                   June 30, 2001                             $33,333
                   September 30, 2001                        $33,333
                   December 31, 2001                         $33,334
                   June 30, 2002                             $33,333
                   September 30, 2002                        $33,333
                   December 31, 2002                         $33,334
                   June 30, 2003                          $4,000,000

                     4.2.2.2. Term Loan B2. On each Payment Date set forth below, the Borrower will pay to the Agent, for the account of the Lenders as a prepayment of Term Loan B2, the lesser of (a) the amount set forth below for such date, adjusted to the extent required by Section 4.6.2, and (b) the principal amount of Term Loan B2 then outstanding.

                   Payment Date                               Amount

                   June 30, 1999                             $33,333
                   September 30, 1999                        $33,333
                   December 31, 1999                         $33,334
                   June 30, 2000                             $33,333
                   September 30, 2000                        $33,333
                   December 31, 2000                         $33,334
                   June 30, 2001                             $33,333
                   September 30, 2001                        $33,333
                   December 31, 2001                         $33,334
                   June 30, 2002                             $33,333
                   September 30, 2002                        $33,333
                   December 31, 2002                         $33,334
                   June 30, 2003                          $4,200,000

       4.3.   Contingent Required Prepayments.

              4.3.1. Excess Credit Exposure. If at any time the Revolving Loan exceeds the limits set forth in Section 2.1, the Borrower shall within one Banking Day pay the amount of such excess to the Agent as a prepayment of the Revolving Loan. If at any time the Letter of Credit Exposure exceeds the limits set forth in Section 2.3, the Borrower shall within one Banking Day pay the amount of such excess to the Agent to be applied as provided in Section 4.5.

              4.3.2. Excess Cash Flow. Within five Banking Days after the date annual financial statements have been (or are required to have been) furnished by the Holding Company to the Lenders in accordance with
       Section 6.4.1, beginning with the annual financial statements for the year ending December 31, 1999, the Borrower shall pay to the Agent as a prepayment of the Loans, to be applied as provided in Section 4.6.2 in an amount equal to (a) 75% of Consolidated Excess Cash Flow for its most recently completed fiscal year if Consolidated Total Debt as of the end of such year exceeds or is equal to 350% Consolidated EBITDA for such year or (b) 50% of Consolidated Excess Cash Flow for its most recently completed year if Consolidated Total Debt as of the end of such year is less than 350% of Consolidated EBITDA for such year.

              4.3.3. Net Asset Sale Proceeds. Within five days prior to the sale or other disposition of any assets by the Borrower or any of its Subsidiaries that would result in Net Asset Sale Proceeds, the Borrower shall provide written notice to the Lenders of the closing date for such asset sale or disposition and the amount of the Net Asset Sale Proceeds. Upon receipt by the Borrower or any of its Subsidiaries of Net Asset Sale Proceeds, the Borrower shall within three Banking Days pay to the Agent as a prepayment of the Loan, to be applied as provided in Section 4.6.2 the lesser of (a) the amount of such Net Asset Sale Proceeds or (b) the amount of the Loan.

              4.3.4. Net Debt Proceeds. Within five days prior to the incurrence of Designated Financing Debt by the Holding Company or any of its Subsidiaries, the Borrower shall provide written notice to the Lenders of the closing date for such Designated Financing Debt and the amount of the Net Debt Proceeds. Within three Banking Days after the incurrence of such Designated Financing Debt, the Borrower shall pay to the Agent as a prepayment of the Loan, to be applied as provided in Section 4.6.2 the lesser of (a) the amount of such Net Debt Proceeds or (b) the amount of the Loan; provided; however, that the Borrower shall be required to pay only 75% of Net Debt Proceeds under this Section 4.3.4 as a result of the issuance of additional Convertible Subordinated Debentures after the Initial Closing Date.

              4.3.5. Net Equity Proceeds. Within five days prior to the issuance of any equity securities by the Holding Company or any of its Subsidiaries that would result in Net Equity Proceeds, the Borrower shall provide written notice to the Lenders of the closing date for such issuance and the amount of the Net Equity Proceeds. Within three Banking Days after the receipt by the Holding Company or any of its Subsidiaries of Net Equity Proceeds, the Borrower shall pay to the Agent as a prepayment of the Loan to be applied as provided in Section 4.6.2 the lesser of (a) 75% of the amount of such Net Equity Proceeds or (b) the amount of the Loan.

       4.4. Voluntary Prepayments. In addition to the prepayments required by Sections 4.2 and 4.3, the Borrower may from time to time prepay all or any portion of the Loan (in a minimum amount of $50,000 and an integral multiple of $50,000, or such lesser amount as is then outstanding), without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options). Voluntary Term Loan prepayments must be allocated between Term Loan A and Term Loan B pro rata based on the relative outstanding principal amounts thereof, and shall be applied pro rata to the remaining amortization installments pursuant to Section
4.2.1 or 4.2.2, as the case may be. The Borrower shall give the Agent at least one Banking Day prior notice of its intention to prepay the Revolving Loan under this Section 4.4, specifying the date of payment, the total amount of the Revolving Loan to be paid on such date and the amount of interest to be paid with such prepayment.

       The Borrower shall give the Lenders at least five days prior notice of its intention to prepay the Term Loans under this Section 4.4, specifying the date of payment, the total amount of Term Loan A and Term Loan B to be paid on such date and the amount of interest to be paid with such prepayment.

       4.5. Letters of Credit. If on the Final Revolving Maturity Date or any accelerated maturity of the Credit Obligations the Lenders shall be obligated in respect of a Letter of Credit or a draft accepted under a Letter of Credit, the Borrower will either:

              (a) prepay such obligation by depositing with the Agent an amount of cash, or

              (b) deliver to the Agent a standby letter of credit (designating the Agent as beneficiary and issued by a bank and on terms reasonably acceptable to the Agent),

in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Borrower. Any such cash so deposited and the cash proceeds of any draw under any standby Letter of Credit so furnished, including any interest thereon, shall be returned by the Agent to the Borrower only when, and to the extent that, the amount of such cash held by the Agent exceeds the Letter of Credit Exposure at such time and no Default then exists; provided, however, that if an Event of Default occurs and the Credit Obligations become or are declared immediately due and payable, the Agent may apply such cash, including any interest thereon, to the payment of any of the Credit Obligations as provided in section 3.5.6 of the Guarantee and Security Agreement.

       4.6. Reborrowing; Application of Payments, etc.

              4.6.1. Reborrowing. The amounts of the Revolving Loan prepaid pursuant to Section 4.4 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Section 2.1, subject to the limits set forth therein. No portion of the Term Loans prepaid hereunder may be reborrowed.

              4.6.2. Order of Application. Any prepayment of the Loan pursuant to Sections 4.3.2, 4.3.3, 4.3.4 or 4.3.5 shall be applied first to Term Loan A and Term Loan B, with any balance to the Revolving Loan and, only in the case of prepayments under Sections 4.3.3 (Net Asset Sale Proceeds) and 4.3.4 (Net Debt Proceeds), to the permanent reduction of the Revolving Loan Commitments whether or not any

       Revolving Loan is then outstanding. Prepayments of Term Loan A and Term Loan B made pursuant to Sections 4.3.2, 4.3.3, 4.3.4, 4.3.5 or 4.4 shall be applied pro rata to the remaining amortization installments pursuant to Section 4.2.1 or 4.2.2, as the case may be, and shall be allocated between Term Loan A and Term Loan B (and between Term Loan A1 and Term Loan A2 and between Term Loan B1 and Term Loan B2) pro rata based on the relative outstanding principal amounts thereof, except as provided below. Any Lender who does not wish to receive a prepayment of Term Loan B under Sections 4.3 or 4.4 must notify the Agent and the Borrower within two Banking Days after receipt of notice of such proposed prepayment. If the Borrower accepts such Lender's election not to receive such prepayment of Term Loan B, the portion of the Net Asset Sale Proceeds that would have been applied to the repayment of the portion of Term Loan B held by such Lender shall instead be applied to the repayment of Term Loan A. If the Borrower does not accept such Lender's election not to receive such prepayment of Term Loan B, the Borrower shall promptly provide notice thereof to such Lender and the Agent, and shall allocate such prepayments between Term Loan A and Term Loan B pro rata based on the relative outstanding principal amounts thereof. Subject to the foregoing, any prepayment of the Loan shall be applied first to the portion of the Loan not then subject to LIBOR Pricing Options, then the balance of any such prepayment shall be applied to the portion of the Loan then subject to LIBOR Pricing Options, in the chronological order of the respective maturities thereof (or as the Borrower may otherwise specify in writing), together with any payments required by Section 3.2.4.

              4.6.3. Payment with Accrued Interest, etc. Upon all prepayments of the Term Loans, the Borrower shall pay to the Agent the principal amount to be prepaid, together with unpaid interest in respect thereof accrued to the date of prepayment. Notice of prepayment having been given in accordance with Section 4.4, and whether or not notice is given of prepayments pursuant to Sections 4.2 and 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

              4.6.4. Payments for Lenders. All payments of principal hereunder shall be made to the Agent for the account of the Lenders in accordance with the Lenders' respective Percentage Interests.

5.     Conditions to Extending Credit.

       5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 as well as the further conditions in Section 5.2. If the conditions set forth in this Section 5.1 are not met on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

              5.1.1. Notes. The Borrower shall have duly executed and delivered to the Agent a Revolving Note, Term Loan A Notes for each Lender having a Percentage Interest in such portion of the Loan and Term Loan B Notes for each Lender having a Percentage Interest in such portion of the Loan.

              5.1.2. Payment of Fees. The Borrower shall have paid to the Agent the fees contemplated by the separate agreement between the Agent and the Holding Company dated on or prior to the date hereof.

              5.1.3. Legal Opinions. On the Initial Closing Date, the Lenders shall have received from the following counsel their respective opinions with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Required Lenders:

                     (a) Foley & Lardner, special counsel for the Holding Company and its Subsidiaries.

                     (b) Confirmation to the Lenders of the opinion of Parker Chapin Flattau & Klimpl, LLP, counsel to Heartland and the Heartland Sellers, delivered under the Acquisition Agreement.

                     (c) Ropes & Gray, special counsel for the Agent.

                     The  Holding  Company  authorizes  and  directs its special counsel to furnish the foregoing opinion.

              5.1.4. Guarantee and Security Agreement. Each of the Borrower and its Subsidiaries, including Heartland, shall have duly authorized, executed and delivered to the Agent a Guarantee and Security Agreement in substantially the form of Exhibit 5.1.4 (the "Guarantee and Security Agreement") (or a joinder thereto in form reasonably satisfactory to the Agent), as well as the patent and trademark security agreements contemplated therein.

              5.1.5. Guarantee and Pledge Agreement. The Holding Company shall have duly authorized, executed and delivered to the Agent a Guarantee and Pledge Agreement in substantially the form of Exhibit 5.1.5 (the "Guarantee and Pledge Agreement").

              5.1.6. Real Estate Collateral. The Obligors shall have duly authorized, executed, acknowledged and delivered to the Agent a mortgage on each material real property owned by the Borrower and its Subsidiaries and a leasehold mortgage on each material real property leased by the Borrower and its Subsidiaries (other than Heartland, none of whose leaseholds is material to the Borrower and its Subsidiaries taken as a whole), with a landlord's consent and waiver and any other documents required to allow for the recording or filing of a leasehold mortgage, in each case in form and substance reasonably satisfactory to the Agent, together with, for each such real property: (a) title insurance with such insurer, in such amount, in such form and with such exceptions as are reasonably satisfactory to the Agent, (b) an environmental site assessment report in such form, with such conclusions and from such environmental engineering firm as are reasonably satisfactory to the Agent, (c) a survey on each real property owned by the Borrower and its Subsidiaries that is reasonably satisfactory to the Agent and (d) a legal opinion of local counsel with respect to the recording and enforceability of such mortgages and leasehold mortgages in form and substance reasonably satisfactory to the Agent.

              5.1.7. Perfection of Security. Each Obligor shall have duly authorized, executed, acknowledged, delivered, filed, registered and recorded such security agreements, notices, financing statements and other instruments as the Agent may have reasonably requested in order to perfect the Liens purported or required pursuant to the Credit Documents to be created in the Credit Security and shall have paid all filing or recording fees or taxes required to be paid in connection therewith, including any recording, mortgage, documentary, transfer or intangible taxes.

              5.1.8. Acquisition. Other than as consented to by the Agent in writing, with the consent of the Required Lenders if such consent is material:

                     (a) The provisions of the  Acquisition  Agreement shall not have been amended, modified, waived or terminated.

                     (b) All of the representations and warranties of the Heartland Sellers set forth in the Acquisition Agreement shall be complete and correct in all material respects on and as of the Initial Closing Date with the same force and effect as though made on and as of such date.

                     (c) All of the other  conditions to the  obligations of the
              Borrower and its Subsidiaries set forth in the Acquisition Agreement shall have been satisfied.

                     (d) Any material consent, authorization,  order or approval of any Person required in connection with the transactions contemplated by the Acquisition Agreement shall have been obtained and shall be in full force and effect.

                     (e) All of the items  required  to be  delivered  under the
              Acquisition Agreement shall have been so delivered.

                     (f) The merger of HI Acquisition Corp. into Heartland shall have been consummated in accordance with the Acquisition Agreement and Wisconsin and Delaware corporate law.

                     (g) Contemporaneously with the making by the Lenders of the first extension of credit hereunder, the Holding Company shall have furnished to the Lenders a certificate of a Financial Officer to the effect that the closing has occurred under the Acquisition Agreement and to the effect that each of the conditions set forth in this Section 5.1.8 has been satisfied.

              5.1.9. Capitalization, etc.

                     (a) On the Initial  Closing Date, (i) the lesser of (A) the
              Maximum Amount of Revolving Credit and (B) the Borrowing Base shall exceed (ii) the Revolving Loan by at least $2,000,000.

                     (b) On the Initial  Closing Date,  the Seller  Subordinated
              Debt owing to the Heartland Sellers shall be funded on terms reasonably satisfactory to the Lenders.

                     (c) After giving effect to the Acquisition and the incurrence of the Seller Subordinated Debt, the Senior Subordinated Notes and the Credit Obligations, the Holding Company and its Subsidiaries, taken as a whole:

                            (i) will be solvent;

                            (ii) will have assets having a fair  saleable  value
                     in excess of the amount required to pay their probable liability on their existing debts as such debts become absolute and mature;

                            (iii) will have access to  adequate  capital for the
                     conduct of their business; and

                            (iv) will have the  ability to pay their  debts from
                     time to time incurred as such debts mature.

                     (d) The Holding Company shall have furnished to the Lenders a certificate of a Financial Officer to such effect, together with detailed computations verifying the items in clause (a) above and calculations pursuant to Section 7.2.1(e) demonstrating compliance with the Computation Covenants, in each case giving pro forma effect to the Acquisition and the incurrence of the Credit Obligations.

              5.1.10. Termination of Prior Credit Agreement. Contemporaneously with the initial advances hereunder, Heartland shall have paid in full all principal, interest and other accrued and outstanding amounts under the Prior Credit Agreement, all commitments to extend further credit under the Prior Credit Agreement shall have been terminated, all Liens securing amounts owing under the Prior Credit Agreement shall have been released and the Prior Credit Agreement shall have become terminated and of no further force or effect (except for indemnity provisions that by their terms survive the termination of the Prior Credit Agreement).

              5.1.11. Unaudited Annual Financial Statements. The Holding Company shall have furnished to the Lenders the respective unaudited Consolidated balance sheets for the Holding Company and its Subsidiaries and for Heartland as of December 31, 1998 and the respective unaudited Consolidated income statements for the year then ended, together with the pro forma balance sheet and income statement for the Holding Company and its Subsidiaries, including Heartland on a pro forma basis, for such date and period, all in a form reasonably satisfactory to the Agent.

              5.1.12.  Insurance.  The Agent shall have  reviewed the  insurance policies of the Holding Company and its Subsidiaries, including Heartland, and the results of such review shall be satisfactory to the Agent.

              5.1.13. Environmental Review. A third party environmental engineering firm reasonably acceptable to the Agent shall have reviewed an environmental due diligence report with respect to Heartland and the results of such review shall be satisfactory to the Agent.

              5.1.14. Modification of Securities Purchase Agreements. The Securities Purchase Agreements shall have been modified to permit the Acquisition and to make other conforming changes in form and substance reasonably satisfactory to the Agent.

              5.1.15. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

              5.1.16. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Holding Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

       5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

              5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be true and correct on and as of such Closing Date with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since December 31, 1997, and the Borrower shall have furnished to the Agent in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1, signed by a Financial Officer.

              5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a Tax for which the Borrower is required to reimburse the Lenders under Section 3.5), (b) be prohibited by any Legal Requirement or
       (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is in the best interests of such Lender.

6. General Covenants. Each of the Holding Company, the Borrower and the other Guarantors covenants that, until all of the Credit Obligations shall have been paid in full and until the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall have been irrevocably terminated, the Holding Company and its Subsidiaries will comply with the following provisions:

       6.1.   Taxes and Other Charges; Accounts Payable.

              6.1.1. Taxes and Other Charges. Each of the Holding Company and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Holding Company and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

              6.1.2. Accounts Payable. Each of the Holding Company and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

       6.2.   Conduct of Business, etc.

              6.2.1. Types of Business. The Holding Company and its Subsidiaries shall not substantially engage in any business other than (a) children's consumer and commercial indoor and outdoor play products, (b) new products that utilize the Borrower's metal fabrication or plastic forming core competencies, (c) yard barns, storage sheds, stand-alone garages and weekender cabins or (d) substantially similar products to those identified in clauses (a), (b) and (c) that may be sold through home centers, mass merchants or commercial and industrial trade classes, and other activities related thereto.

              6.2.2. Maintenance of Properties. Each of the Holding Company and its Subsidiaries:

                     (a) shall keep its properties in such repair, working order and condition, and shall from time to time make such repairs, replacements, additions and improvements thereto as are necessary for the efficient operation of its businesses and shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and

                     (b) shall do all things  necessary to  preserve,  renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business; provided, however, that this Section 6.2.2(b) shall not prevent the merger, consolidation or liquidation of Subsidiaries permitted by Section 6.11.

              6.2.3.  Statutory Compliance.  Each of the Holding Company and its
       Subsidiaries shall comply in all material respects with all valid and applicable statutes, laws, ordinances, zoning and building codes and other rules and regulations of the United States of America, of the states and territories thereof and their counties, municipalities and other subdivisions and of any foreign country or other jurisdictions applicable to such Person, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

              6.2.4. Compliance with Material Agreements. Each of the Holding Company and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

       6.3.   Insurance.

              6.3.1. Business Interruption Insurance. Each of the Holding Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of revenues or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

              6.3.2. Property Insurance. Each of the Holding Company and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

              6.3.3. Liability Insurance. Each of the Holding Company and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those maintained as of the date hereof and as generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

              6.3.4. Flood Insurance. Each of the Holding Company and its Subsidiaries shall at all times keep each parcel of real property owned or leased by it which is (a) included in the Credit Security, (b) in an area determined by the Director of the Federal

       Emergency Management Agency to be subject to special flood hazard and (c) in a community participating in the National Flood Insurance Program, insured against such special flood hazards in an amount equal to the maximum limit of coverage available for the particular type of property under the federal National Flood Insurance Act of 1968.

       6.4. Financial Statements and Reports. Each of the Holding Company and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Holding Company and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Holding Company and its Subsidiaries shall end on March 31, June 30, September 30 and December 31 in each year.

              6.4.1. Annual Reports. The Holding Company shall furnish to the Lenders as soon as available, and in any event within 90 days after the end of each fiscal year, the Consolidated and Consolidating balance sheets of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries for such fiscal year (all in reasonable detail) and together, in the case of Consolidated financial statements, with comparative figures for the immediately preceding fiscal year, all accompanied by:

              (a) Reports of Ernst & Young LLP (or, if they cease to be auditors of the Holding Company and its Subsidiaries, other independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders), containing no material qualification, to the effect that they have audited the foregoing Consolidated financial statements in accordance with generally accepted auditing standards and that such Consolidated financial statements present fairly, in all material respects, the financial position of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

              (b) The statement of such accountants that they have caused this Agreement to be reviewed and that in the course of their audit of the Holding Company and its Subsidiaries no facts have come to their attention that cause them to believe that any Default exists and in particular that they have no knowledge of any Default under Sections 6.5 through 6.20 or, if such is not the case, specifying such Default and the nature thereof. This statement is furnished by such accountants with the understanding that the examination of such accountants cannot be relied upon to give such accountants knowledge of any such Default except as it relates to accounting or auditing matters within the scope of their audit.

              (c) A certificate of the Holding Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Holding Company has taken, is taking or proposes to take with respect thereto.

              (d) Computations by the Holding Company comparing the financial statements referred to above with the most recent budget for such fiscal year furnished to the Lenders in accordance with Section 6.4.5.

              (e) Computations by the Holding Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, certified by a Financial Officer.

              (f) Calculations, as at the end of such fiscal year, of (i) the Accumulated Benefit Obligations for each Plan covered by Title IV of ERISA (other than Multiemployer Plans) and (ii) the fair market value of the assets of such Plan allocable to such benefits.

              (g) Supplements to Exhibits 7.1 and 7.3, exhibit 3.3 to the Guarantee and Security Agreement and exhibit 3.2 to the Guarantee and Pledge Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

              (h) In the event of a change in GAAP after December 31, 1997, computations by the Holding Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

              (i) In reasonable detail, management's discussion and analysis of the results of operations and the financial condition of the Holding Company and its Subsidiaries and the Borrower and its Subsidiaries as at the end of and for the year covered by such financial statements.

              6.4.2. Quarterly Reports. The Holding Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Holding Company, the internally prepared Consolidated and Consolidating balance sheets of the Holding Company and its Subsidiaries and the Borrower and its Subsidiaries as of the end of such fiscal quarter, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows of the Holding Company and its Subsidiaries and the Borrower and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and together, in the case of Consolidated statements, with comparative figures for the same period in the preceding fiscal year, all accompanied by:

              (a) A certificate of the Holding Company signed by a Financial Officer to the effect that such Consolidated financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Holding Company and its Subsidiaries and the Borrower and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

              (b) A certificate of the Holding Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Holding Company has taken, is taking or proposes to take with respect thereto.

              (c) Computations by the Holding Company comparing the financial statements referred to above with the most recent budget for the period covered thereby furnished to the Lenders in accordance with Section 6.4.5.

              (d) Computations by the Holding Company in substantially the form of Exhibit 6.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, certified by a Financial Officer.

              (e) Supplements to Exhibits 7.1 and 7.3, exhibit 3.3 to the Guarantee and Security Agreement and exhibit 3.2 to the Guarantee and Pledge Agreement showing any changes in the information set forth in such exhibits not previously furnished to the Lenders in writing, as well as any changes in the Charter, Bylaws or incumbency of officers of the Obligors from those previously certified to the Agent.

              (f) In the event of a change in GAAP after December 31, 1997, computations by the Holding Company, certified by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

              (g) In reasonable detail, management's discussion and analysis of the results of operations and financial condition of the Holding Company and its Subsidiaries and the Borrower and its Subsidiaries as at the end of and for the fiscal period covered by the financial statements referred to above.

              6.4.3. Monthly Reports. The Borrower shall furnish to the Lenders as soon as available and, in any event, within 25 days after the end of each month, the internally prepared Consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and the Consolidated statement of income of the Borrower and its Subsidiaries for such month (all in reasonable detail), all accompanied by a certificate of the Holding Company signed by a Financial Officer to the effect that such financial statements were prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Persons covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

              6.4.4. Borrowing Base Reports. The Borrower shall furnish to the Lenders, as soon as available and, in any event (a) within 20 days after the end of each month, or (b) within 10 days following any request by the Agent if more frequently than monthly, but not more frequently than once per week, a certificate of a Financial Officer supplying computations of the Borrowing Base at the end of such month (or week, as the case may be).

              6.4.5. Other Reports. The Holding Company shall promptly furnish to the Lenders:

              (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Holding Company and its Subsidiaries, prepared in a manner consistent with the manner in which the financial projections described in Section 7.2.1 were prepared.

              (b) Any material updates of such budget and projections.

              (c) Any management letters furnished to the Holding Company or any of its Subsidiaries by the Holding Company's auditors.

              (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Holding Company.

              (e) Such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Holding Company or any of its Subsidiaries with the Securities and Exchange Commission.

              (f) Any 90-day letter or 30-day letter from the federal Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) asserting tax deficiencies against the Holding Company or any of its Subsidiaries.

              6.4.6. Notice of Litigation, Defaults, etc. The Holding Company shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Holding Company and its Subsidiaries of more than $750,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Holding Company shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Holding Company or any Subsidiary has taken, is taking or proposes to take with respect thereto.

              6.4.7. ERISA Reports. The Holding Company shall furnish to the Lenders as soon as available the following items with respect to any
       Plan:

              (a) any request for a waiver of the funding standards or an extension of the amortization period,

              (b) any reportable event (as defined in section 4043 of ERISA), unless the notice requirement with respect thereto has been waived by regulation,

              (c) any notice received by any ERISA Group Person that the PBGC has instituted or intends to institute proceedings to terminate any Plan, or that any Multiemployer Plan is insolvent or in reorganization,

              (d) notice of the possibility of the termination of any Plan by its administrator pursuant to section 4041 of ERISA, and

              (e) notice of the intention of any ERISA Group Person to withdraw, in whole or in part, from any Multiemployer Plan.

              6.4.8. Other Information; Audit. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Holding Company and its Subsidiaries shall furnish to such Lender such other information regarding the business, assets, financial condition, income or prospects of the Holding Company and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Holding Company or its Subsidiaries is party. Each Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Holding Company and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. The Agent, upon reasonable advance notice, may undertake to have the Borrower and its Subsidiaries reviewed by the Agent's commercial financial examiners and fixed asset appraisers.

       6.5.   Certain Financial Tests.

              6.5.1. Consolidated Net Worth. Consolidated Net Worth shall at all times exceed the sum of (a) $14,000,000 plus (b) the amount by which Consolidated Net Worth has been increased after the Initial Closing Date as a result of capital contributions, the issuance of capital stock or partnership interests of the Holding Company or any of its Subsidiaries, the issuance of warrants, options or other rights to acquire such capital stock or partnership interests or the exercise of warrants, options or other rights or the conversion of securities into such capital stock plus
       (c) 75% of Consolidated Net Income (if positive) for each fiscal quarter of the Holding Company after December 31, 1998.

              6.5.2. Consolidated EBITDA. For each period of four consecutive fiscal quarters of the Holding Company, Consolidated EBITDA shall equal or exceed the amount specified in the table below.

                      Period Ending                                Amount

                  March 31, 1999                               $19,500,000

                  June 30, 1999                                $20,250,000

                  September 30, 1999                           $20,750,000

                  December 31, 1999 through
                  March 31, 2000                               $21,250,000

                  June 30, 2000                                $22,000,000

                  September 30, 2000                           $23,000,000

                  December 31, 2000 through
                  March 31, 2001                               $23,750,000

                  June 30, 2001 through
                  September 30, 2001                           $24,500,000

                  December 31, 2001 through
                  September 30, 2002                           $25,000,000

                  December 31, 2002 through
                  September 30, 2003                           $25,500,000

                  December 31, 2003 and thereafter             $26,000,000

              6.5.3. Consolidated Total Debt to Consolidated EBITDA. Consolidated Total Debt shall not on any date exceed the percentage set forth in the table below of Consolidated EBITDA for the most recently completed period of four consecutive fiscal quarters for which financial reports have been (or are required to have been) furnished to the Lenders in accordance with Section 6.4.1 or 6.4.2.

                  Period Ending                                 Percentage

                  March 31, 1999                                  400%

                  June 30, 1999                                   375%

                  September 30, 1999 through
                  March 31, 2000                                  350%

                  June 30, 2000                                   325%

                  September 30, 2000                              300%

                  December 31, 2000 through
                  March 31, 2001                                  275%

                  June 30, 2001 through
                  September 30, 2001                              265%

                  December 31, 2001 and thereafter                250%

              6.5.4. Consolidated Adjusted EBITDA Plus Rent to Consolidated Fixed Charges Plus Rent. For each period of four consecutive fiscal quarters of the Holding Company, (a) the sum of Consolidated Adjusted EBITDA plus one third of Consolidated Rental Obligations shall equal or exceed the percentage specified in the table below of (b) the sum of Consolidated Fixed Charges plus one third of Consolidated Rental
       Obligations:

                  Period Ending                                 Percentage

                  September 30, 1997 through
                  March 31, 2001                                    110%

                  June 30, 2001 and thereafter                       115%

              6.5.5. Capital Expenditures. The aggregate amount of Capital Expenditures in any fiscal year of the Holding Company ending on or after December 31, 1998 shall not exceed the sum of (a) the amount set forth in the table below plus (b) the amount by which Capital Expenditures made in the immediately preceding fiscal year were less than the amount specified in the table below for such preceding fiscal year.

                  Fiscal Year Ending                               Amount

                  December 31, 1999                            $6,200,000
                  Thereafter                                   $5,000,000

       6.6. Indebtedness. Neither the Holding Company nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness (or become contractually committed to do so), except the following:

              6.6.1. Indebtedness in respect of the Credit Obligations.

              6.6.2. Guarantees permitted by Section 6.7.

              6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business.

              6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

              6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics and landlords permitted by Sections 6.8.5 and 6.8.6.

              6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Holding Company or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Holding Company or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

              6.6.7. To the extent permitted by Section 6.8.7, Indebtedness in respect of Capitalized Lease Obligations or secured by purchase money security interests; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.7 at any one time outstanding shall not exceed $1,000,000.

              6.6.8. Indebtedness in respect of deferred taxes arising in the ordinary course of business.

              6.6.9. Indebtedness in respect of intercompany loans and advances among the Holding Company and its Subsidiaries which are not prohibited by Section 6.9.

              6.6.10. The Seller Subordinated Debt, the Convertible Subordinated Debentures and the Senior Subordinated Notes.

              6.6.11. Unfunded pension liabilities and obligations with respect to Plans so long as the Holding Company and all ERISA Group Persons are in compliance with Section 6.16.

              6.6.12. Other Indebtedness outstanding on the date hereof and described in Exhibit 7.3 and (except with respect to the Prior Credit Agreement, which shall be terminated on the Initial Closing Date) all renewals and extensions thereof not in excess of the amount thereof outstanding immediately prior to such renewal or extension.

              6.6.13. Indebtedness (other than Financing Debt) in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000, minus the amount of Indebtedness then outstanding under Section 6.6.7.

       6.7. Guarantees; Letters of Credit. Neither the Holding Company nor any of its Subsidiaries shall become or remain liable with respect to any Guarantee, including reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties (or become contractually committed do to so), except the following:

              6.7.1. Letters of Credit and Guarantees of the Credit Obligations.

              6.7.2. Guarantees by the Holding Company of Indebtedness and other obligations incurred by its Subsidiaries and permitted by Section 6.6.

              6.7.3. The Borrower and its Subsidiaries may join a consolidated group for federal income tax purposes that includes only the Holding Company and its Subsidiaries so long as the liability of the Borrower and its Subsidiaries is limited by a tax sharing agreement among the members of such group to the extent provided in Section 6.10.6.

              6.7.4. Guarantees by the Guarantors of the Senior Subordinated Notes.

       6.8. Liens. Neither the Holding Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), except the following:

              6.8.1. Liens on the Credit Security that secure the Credit Obligations.

              6.8.2. Liens to secure taxes, assessments and other governmental charges, to the extent that payment thereof shall not at the time be required by Section 6.1.

              6.8.3. Deposits or pledges made (a) in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions or other social security, (b) in connection with casualty insurance maintained in accordance with Section 6.3, (c) to secure the performance of bids, tenders, contracts (other than contracts relating to Financing Debt) or leases, (d) to secure statutory obligations or surety or appeal bonds, (e) to secure indemnity, performance or other similar bonds in the ordinary course of business or (f) in connection with contested amounts to the extent that payment thereof shall not at that time be required by Section 6.1.

              6.8.4. Liens in respect of judgments or awards, to the extent that such judgments or awards are permitted by Section 6.6.6 but only to the extent that such Liens are junior to the Liens on the Credit Security granted to secure the Credit Obligations.

              6.8.5. Liens of carriers, warehouses, mechanics and similar Liens, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Holding Company or any Subsidiary in appropriate proceedings (so long as the Holding Company or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

              6.8.6. Encumbrances in the nature of (a) zoning restrictions, (b) easements, (c) restrictions of record on the use of real property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Holding Company or any Subsidiary.

              6.8.7. Liens constituting (a) purchase money security interests (including mortgages, conditional sales, Capitalized Leases and any other title retention or deferred purchase devices) in real property, interests in leases or tangible personal property (other than inventory) existing or created on the date on which such property is acquired, and (b) the renewal, extension or refunding of any security interest referred to in the foregoing clause (a) in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding; provided, however, that (i) each such security interest shall attach solely to the particular item of property so acquired, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this Section 6.8.7 shall not exceed the amount permitted by Section 6.6.7.

              6.8.8. Restrictions under federal and state securities laws on the transfer of securities.

              6.8.9.  Liens as in effect on the date hereof described in Exhibit
       7.3 and securing Indebtedness permitted by Section 6.6.12.

       6.9. Investments and Acquisitions. Neither the Holding Company nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

              6.9.1. Investments of the Holding Company and its Subsidiaries in Wholly Owned Subsidiaries which are Guarantors or the Borrower as of the date hereof or which have become Wholly Owned Subsidiaries and Guarantors after the date hereof to the extent permitted by the other provisions of this Section 6.9; provided, however, that no such Investment shall involve the transfer by the Holding Company or the Borrower of any material assets other than cash.

              6.9.2. Intercompany loans and advances from any Wholly Owned Subsidiary to the Borrower but in each case only to the extent reasonably necessary for Consolidated tax planning.

              6.9.3. Investments in Cash Equivalents.

              6.9.4. Guarantees permitted by Section 6.7.

              6.9.5. The Acquisition on the Initial Closing Date contemplated by the Acquisition Agreement.

              6.9.6. So long as immediately before and after giving effect thereto no Default exists, Investments by the Borrower and its Wholly Owned Subsidiaries consisting of the negotiated acquisition of other Persons and businesses; provided; however, that the amount of all such Investments shall not exceed (a) $1,500,000 at all times prior to the period described in clause (b) below and (b) $3,500,000 after the end of the first fiscal quarter when the ratio of Consolidated Total Debt to Consolidated EBITDA for the preceding four fiscal quarters is less than 325%.

              6.9.7. The Holding Company may acquire Unrestricted Affiliates so long as (a) immediately before and after giving effect thereto no Default exists, (b) the board of directors of the Person being acquired shall have approved such acquisition and (c) the aggregate amount of all Investments made pursuant to this Section 6.9.7 since the date hereof shall not exceed 25% of the Net Equity Proceeds received after the date hereof.

              6.9.8. Loans and advances to employees of the Borrower and its Subsidiaries to enable them to purchase capital stock of the Holding Company in an amount not to exceed $250,000 at any one time outstanding.

              6.9.9. Loans and advances to employees of the Borrower and its Subsidiaries for business expenses or personal needs in an amount not to exceed $500,000 at any one time outstanding.

       6.10.  Distributions.   Neither  the  Holding  Company  nor  any  of  its
Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

              6.10.1. So long as immediately before and after giving effect thereto no Default exists, Subsidiaries of the Borrower may make Distributions to the Borrower or any Wholly Owned Subsidiary of the Borrower and the Borrower and its Subsidiaries may make Investments permitted by Sections 6.9.1 and 6.9.2.

              6.10.2. The Borrower may make scheduled, mandatory cash payments of interest on the Senior Subordinated Notes and the Seller Subordinated Debt, and may pay mandatory payments of principal on the Senior Subordinated Notes as scheduled of $50,000 on September 13, 2002, $250,000 on March 13, 2003, $250,000 on September 13, 2003, $5,700,000 on
       March 13, 2004 and $6,250,000 on March 13, 2005 and upon a mandatory put of the Senior Subordinated Notes and "Put Securities" (as defined therein) under the Securities Purchase Agreements upon a "Change in Control" (as defined therein), all in accordance with their terms, including subordination terms.

              6.10.3. So long as immediately before and after giving effect thereto no Default exists, the Borrower may make cash Distributions to the Holding Company in an amount equal to the scheduled, mandatory cash payments of interest on the Convertible Subordinated Debentures in accordance with their terms, including subordination terms; provided, however, that the aggregate cash payments made in respect of the Convertible Subordinated Debentures shall not exceed the lesser of (a) $1,110,000 per annum or (b) 10% of the outstanding principal amount of the Convertible Subordinated Debentures at the time such payment is made.

              6.10.4. The Borrower may make Distributions to the Holding Company in an aggregate amount not exceeding (a) so long as immediately before and after giving effect thereto no Default exists, $75,000 per calendar quarter to pay management and consulting fees to Glencoe and Desai Capital Management Incorporated pursuant to the Management Consulting Agreement dated as of February 16, 1996 among the Borrower, the Holding Company and such Persons and (b) amounts paid by such Persons to third parties in performing consulting services under such Management Consulting Agreement.

              6.10.5. So long as immediately before and after giving effect thereto no Default exists, the Borrower may make Distributions up to $200,000 per year to the Holding Company to repurchase Holding Company stock and options to acquire such stock owned by employees whose employment with the Borrower and its Subsidiaries has terminated.

              6.10.6. So long as immediately before and after giving effect thereto no Default exists, the Borrower may make Distributions to the Holding Company on account of the proportionate share of the income taxes of the Holding Company and its Subsidiaries properly allocable (to the reasonable satisfaction of the Agent) to the Borrower and its Subsidiaries.

       Upon receipt of Distributions in cash by the Borrower to the Holding Company permitted by Sections 6.10.3, 6.10.4, 6.10.5 and 6.10.6, the Holding Company shall promptly make the payments contemplated by such respective Sections.

       6.11. Asset Dispositions and Mergers. Neither the Borrower nor any of its Subsidiaries shall merge or enter into a consolidation or sell, lease, sell and lease back, sublease or otherwise dispose of any of its assets (or become contractually committed to do so), except the following:

              6.11.1. The Borrower and any of its Subsidiaries may sell or otherwise dispose of (a) inventory and Cash Equivalents in the ordinary course of business, (b) tangible assets to be replaced in the ordinary course of business within six months by other tangible assets of equal or greater value and (c) tangible assets that are no longer used or useful in the business of the Borrower or such Subsidiary; provided, however, that the aggregate fair market value (book value, if greater) of all assets disposed of in accordance with the foregoing clauses (b) and (c) of Section 6.11.1 shall not exceed an aggregate of $250,000 per year.

              6.11.2. Any Wholly Owned Subsidiary of the Borrower may merge or be liquidated into the Borrower or any other Wholly Owned Subsidiary of the Borrower so long as after giving effect to any such merger to which the Borrower is a party the Borrower shall be the surviving or resulting Person.

              6.11.3.  Mergers  constituting  Investments  permitted by Sections
       6.9.5 or 6.9.6.

              6.11.4. So long as immediately before and after giving effect thereto no Default exists and the Net Asset Sale Proceeds thereof are applied to repay the Loan as required by Section 4.3.3, the Borrower and its Subsidiaries may sell for fair value assets during any fiscal year having a fair market value (book value, if greater) not exceeding $2,000,000; provided, however, that the sum of the fair market values (book values, if greater) for all assets sold pursuant to this Section
       6.11.4 since the date hereof shall not exceed $5,000,000.

              6.11.5. Licensing of products and intangible assets for fair value in the ordinary course of business.

       6.12.  Issuance of Stock by Subsidiaries; Subsidiary Distributions.

              6.12.1. Issuance of Stock by Subsidiaries. No Subsidiary shall issue or sell any shares of its capital stock or other evidence of beneficial ownership to any Person other than (a) the Holding Company or any Wholly Owned Subsidiary of the Holding Company, which shares shall have been pledged to the Agent as part of the Credit Security to the extent required by the Guarantee and Security Agreement and (b) directors of Subsidiaries as qualifying shares to the extent required by Legal Requirements.

              6.12.2. No Restrictions on Subsidiary Distributions. Except for this Agreement, the Credit Documents and the Securities Purchase Agreements and related documents, neither the Holding Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary to make Distributions or extensions of credit to the Borrower (directly or indirectly through another Subsidiary).

       6.13. Voluntary Prepayments of Other Indebtedness. Neither the Holding Company nor any of its Subsidiaries shall make any voluntary prepayment of principal of or interest on any Financing Debt (other than the Credit Obligations) or make any voluntary redemptions or repurchases of Financing Debt (other than the Credit Obligations); provided, however, that the Holding Company may make such payments or redemptions solely through payments in the form of its common stock.

       6.14. Derivative Contracts. Neither the Holding Company nor any of its Subsidiaries shall enter into any Interest Rate Protection Agreement, foreign currency exchange contract or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

       6.15. Negative Pledge Clauses. Neither the Holding Company nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Holding Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation, except the following:

              6.15.1. This Agreement and the other Credit Documents.

              6.15.2. Covenants contained in the Securities Purchase Agreements with respect to the Senior Subordinated Notes.

              6.15.3. Covenants in documents creating Liens permitted by Section
       6.8 prohibiting further Liens on the assets encumbered thereby.

       6.16. ERISA, etc. Each of the Holding Company and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Holding Company and its Subsidiaries shall meet, and shall cause all ERISA Group Persons to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted, except where the failure to comply with such requirements would not be reasonably likely to result in a Material Adverse Change to the Holding Company and its Subsidiaries. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Holding Company and its Subsidiaries shall not withdraw, and shall cause all other ERISA Group Persons not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities of the Holding Company and its Subsidiaries for post-employment health care benefits other than COBRA continuation coverage benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.

       6.17. Transactions with Affiliates. Neither the Holding Company nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Borrower and its Subsidiaries) on a basis less favorable to the Holding Company and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate; provided, however, that the Holding Company may pay management fees to Glencoe and Desai Capital Management Incorporated in an aggregate amount not exceeding $300,000 during any fiscal year in accordance with Section 6.10.4.

       6.18. Interest Rate Protection. The Borrower shall obtain and thereafter keep in effect one or more Interest Rate Protection Agreements conforming to International Securities

Dealers Association standards, each in form and substance reasonably satisfactory to the Agent, covering a notional amount of at least $20,000,000 in each case for an aggregate period of not less than two years (or, for the initial Interest Rate Protection Agreement, through June 2000) .

       6.19.  Environmental Laws.

              6.19.1. Compliance with Law and Permits. Each of the Holding Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

              6.19.2. Notice of Claims, etc. Each of the Holding Company and its
       Subsidiaries shall immediately notify the Agent, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the reasonable satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws.

       6.20. Restricted Operations of Holding Company. The Holding Company will conduct no operations other than acquiring and owning the capital stock of the Borrower and Unrestricted Affiliates acquired in accordance with Section 6.9.7 and activities incidental thereto. The Holding Company will own no material assets other than the stock of the Borrower and such Unrestricted Affiliates and cash in an amount equal to 25% of Net Equity Proceeds as permitted by Section
6.9.7 or expected to be spent or distributed within 90 days in the ordinary course of business.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrower hereunder, each of the Holding Company, the Borrower and the Guarantors jointly and severally represents and warrants as follows:

       7.1.   Organization and Business.

              7.1.1. The Holding Company. The Holding Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee the Credit Obligations, (c) grant the Agent for the benefit of the Lenders the security interests in the Credit Security owned by it to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of the Holding Company have been previously delivered to the Agent and are correct and complete.
       Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections,
       (i) the jurisdiction of incorporation of the Holding Company, (ii) the address of the Holding Company's principal executive office and chief place of business, (iii) each name, including any trade name, under which the Holding Company conducts its business and (iv) the jurisdictions in which the Holding Company keeps tangible personal property.

              7.1.2. Subsidiaries. Each Subsidiary of the Holding Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to (a) enter into and perform this Agreement and each other Credit Document to which it is party, (b) guarantee (in the case of the Borrower, incur) the Credit Obligations,
       (c) grant the Agent for the benefit of the Lenders the security interest in the Credit Security owned by such Subsidiary to secure the Credit Obligations and (d) own its properties and carry on the business now conducted or proposed to be conducted by it. Certified copies of the Charter and By-laws of each Subsidiary of the Holding Company have been previously delivered to the Agent and are correct and complete. Exhibit 7.1, as from time to time hereafter supplemented in accordance with Sections 6.4.1 and 6.4.2, sets forth, as of the later of the date hereof or the end of the most recent fiscal quarter for which financial statements are required to be furnished in accordance with such Sections,
       (i) the name and jurisdiction of organization of each Subsidiary of the Holding Company, (ii) the address of the chief executive office and principal place of business of each such Subsidiary, (iii) each name under which each such Subsidiary conducts its business, (iv) each jurisdiction in which each such Subsidiary keeps tangible personal property, and (v) the number of authorized and issued shares and ownership of each such Subsidiary.

              7.1.3. Qualification. Each of the Holding Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

              7.1.4. Capitalization. No options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase shares of capital stock or other securities of any Subsidiary now exist, nor has any Subsidiary authorized any such right, nor is any Subsidiary obligated in any other manner to issue shares of its capital stock or other securities.

       7.2.   Financial Statements and Other Information; Material Agreements.

              7.2.1. Financial Statements and Other Information. The Holding Company has previously furnished to the Lenders copies of the following:

              (a) The audited Consolidated and unaudited Consolidating balance sheets of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries as at December 31 in each of 1995, 1996 and 1997 and the audited Consolidated and unaudited Consolidating statements of income and the audited Consolidated statements of changes in shareholders' equity and of cash flows of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries for the fiscal years then ended.

              (b) The unaudited Consolidated and Consolidating balance sheets of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries as at September 30, 1998 and the unaudited Consolidated statements of income, of changes in shareholders' equity and of cash flows of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries for the portion of the fiscal year then ended.

              (c) The Holding Company's report on 10-K for its fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission.

              (d) The five-year financial and operational projections for the Holding Company and its Subsidiaries dated December 1998.

              (e) Calculations demonstrating pro forma compliance with the Computation Covenants as of the end of the most recent month or quarter, as applicable, preceding the date hereof.

              (f) Confidential Memorandum for the proposed sale of Heartland Industries, Inc. (DE) prepared by Stonebridge Associates, LLC.

              (g) Heartland Industries, Inc. Due Diligence Report for PlayCore, Inc. dated December 1998 prepared by Ernst & Young LLP.

              The audited Consolidated financial statements (including the notes thereto) referred to in clause (a) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries on a Consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. The unaudited Consolidating financial statements referred to in clause (a) above and the unaudited Consolidated and Consolidating financial statements referred to in clause (b) above were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Holding Company and its Subsidiaries and of the Borrower and its Subsidiaries at the respective dates thereof and the results of their operations for the periods covered thereby, subject to normal year-end audit adjustment and the addition of footnotes in the case of interim financial statements. Neither the Holding Company nor any of its Subsidiaries has any known contingent liability material to the Holding Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in clauses (a) or (b) above (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

              The Form 10-K referred to in clause (c) above contained all information required to be contained therein and otherwise complied in all material respects with the Exchange Act and the rules and regulations thereunder. Such Form 10-K did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

              In the Holding Company's judgment, the financial and operational projections referred to in clause (d) above constitute a reasonable basis as of the Initial Closing Date for the assessment of the future performance of the Holding Company and its Subsidiaries during the periods indicated therein, it being understood that any projected financial information represents an estimate, based on various assumptions, of future results of operations which may or may not in fact occur.

              As of December 1998 the Confidential Memorandum described in clause (f) above and the Due Diligence Report described in clause (g) above, taken as a whole, did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made; provided, however, that the descriptions in such Confidential Memorandum and Due Diligence Report of other documents and agreements are intended to be summaries only and do not provide comprehensive descriptions of the terms and conditions contained in such documents and agreements.

              7.2.2. Material Agreements. The Holding Company has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements, each as in effect on the date hereof, listed in Exhibit 7.2.2 (the "Material Agreements").

       7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 7.3, as from time to time hereafter supplemented in accordance with Sections
6.4.1 and 6.4.2, sets forth (a) the amounts (as of the dates indicated in Exhibit 7.3, as so supplemented) of all Financing Debt of the Holding Company and its Subsidiaries and all agreements which relate to such Financing Debt, (b) all Liens and Guarantees with respect to such Financing Debt, (c) all agreements which directly or indirectly require the Holding Company or any Subsidiary to make any Investment, (d) material license agreements with respect to the products of the Holding Company and its Subsidiaries, including the parties thereto and the expiration dates thereof and
(e) all trademarks, tradenames, service marks, service names and patents registered with the federal Patent and Trademark Office (or with respect to which applications for such registration have been filed). The Holding Company has furnished the Lenders with correct and complete copies of any agreements described in clauses (a) through (e) above requested by the Required Lenders.

       7.4. Changes in Condition. Since December 31, 1997 no Material Adverse Change has occurred and between December 31, 1997 and the date hereof, neither the Holding Company nor any Subsidiary of the Holding Company has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

       7.5. Title to Assets. The Holding Company and its Subsidiaries have good and marketable title to all assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.8 and except for assets disposed of as permitted by
Section 6.11.

       7.6. Operations in Conformity With Law, etc. The operations of the Holding Company and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Holding Company or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Holding Company has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Holding Company or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

       7.7. Litigation. No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Holding Company, the Borrower or any other Guarantor, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Holding Company or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

       7.8. Authorization and Enforceability. Each of the Holding Company and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Holding Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which the Holding Company is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms. The Credit Obligations constitute senior debt for all purposes of the subordination provisions of the Senior Subordinated Notes, the Seller Subordinated Debt and the Convertible Subordinated Debentures.

       7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the guaranteeing of the Credit Obligations, nor the securing of the Credit Obligations with the Credit Security, nor the consummation of any transaction (other than the Acquisition) referred to in or contemplated by this Agreement or any other Credit Document, nor the fulfillment of the terms hereof or thereof (other than the consummation of the Acquisition) or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document (other than the Acquisition Agreement), has constituted or resulted in or will constitute or result in:

              (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Holding Company, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Holding Company, any of its Subsidiaries or any other Obligor;

              (b) the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to the Holding Company, any of its Subsidiaries or any other Obligor;

              (c) the creation under any agreement, instrument, deed or lease of any Lien (other than Liens on the Credit Security which secure the Credit Obligations) upon any of the assets of the Holding Company, any of its Subsidiaries or any other Obligor; or

              (d) any redemption, retirement or other repurchase obligation of the Holding Company, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.


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



No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Holding Company, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement, the Notes or any other Credit Document, the transactions contemplated hereby or thereby, the making of any borrowing hereunder, the guaranteeing of the Credit Obligations or the securing of the Credit Obligations with the Credit Security (other than filings necessary to perfect the Agent's security interest in the Credit Security).

       7.10. Defaults. Neither the Holding Company nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Holding Company nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change. Neither the Holding Company nor any of its Subsidiaries has violated any law, judgment, decree or governmental order, rule or regulation, in each case so as to result, or create a material risk of resulting, in any Material Adverse Change.

       7.11. Licenses, etc. The Holding Company and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are necessary for the conduct of the business of the Holding Company and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Holding Company and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Holding Company and its Subsidiaries thereunder so as to result, or to create a material risk of resulting, in any Material Adverse Change. No litigation or other proceeding or dispute exists with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

       7.12. Tax Returns. Each of the Holding Company and its Subsidiaries has filed all material tax and information returns which are required to be filed by it and has paid, or made adequate provision for the payment of, all taxes which have or may become due pursuant to such returns or to any assessment received by it, other than taxes and assessments being contested by the Holding Company and its Subsidiaries in good faith by appropriate proceedings and for which adequate reserves have been taken in accordance with GAAP. Neither the Holding Company nor any of its Subsidiaries knows of any material additional assessments or any basis therefor. The Holding Company reasonably believes that the charges,

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



accruals and reserves on the books of the Holding Company and its Subsidiaries in respect of taxes or other governmental charges are adequate.

       7.13.  Certain Business Representations.

              7.13.1. Labor Relations. No dispute or controversy between the Holding Company or any of its Subsidiaries and any of their respective employees has resulted, or is reasonably likely to result, in any Material Adverse Change, and neither the Holding Company nor any of its Subsidiaries anticipates that its relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. The Holding Company and each of its Subsidiaries is in compliance in all material respects with all federal and state laws with respect to (a) non-discrimination in employment with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change and (b) the payment of wages.

              7.13.2. Antitrust. Each of the Holding Company and its Subsidiaries is in compliance in all material respects with all federal and state antitrust laws relating to its business and the geographic concentration of its business.

              7.13.3. Consumer Protection. Neither the Holding Company nor any of its Subsidiaries is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending), with which the failure to comply, in the aggregate, has resulted, or creates a material risk of resulting, in a Material Adverse Change.

              7.13.4. Extraordinary Obligations. Neither the Holding Company nor any of its Subsidiaries is party to or bound by any agreement, instrument, deed or lease or is subject to any Charter, By-law or other restriction, commitment or requirement which, in the opinion of the management of such Person, is so burdensome as in the foreseeable future to result, or create a material risk of resulting, in a Material Adverse Change.

              7.13.5. Future Expenditures. Neither the Holding Company nor any of its Subsidiaries anticipate that the future expenditures, if any, by the Holding Company and its Subsidiaries needed to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulations will be so burdensome as to result, or create a material risk of resulting, in any Material Adverse Change.

              7.13.6. Year 2000 Issues. Based on a review of the operations of the Holding Company and its Subsidiaries as they related to the processing, storage and retrieval of data, the Borrower does not believe that a Material Adverse Change is reasonably likely to occur as a result of computer software and hardware that will not function with

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



       respect to periods commencing January 1, 2000 at least as effectively as with respect to periods ending on or prior to December 31, 1999.

       7.14.  Environmental Regulations.

              7.14.1. Environmental Compliance. Each of the Holding Company and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act, RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Holding Company or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Holding Company or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

              7.14.2. Environmental Litigation. No suit, claim, action or proceeding of which the Holding Company or any of its Subsidiaries has been given notice or otherwise has knowledge is now pending before any court, governmental agency or board or other forum, or to the Holding Company's or any of its Subsidiaries knowledge, threatened by any Person (nor to the Holding Company's or any of its Subsidiaries' knowledge, does any factual basis exist therefor) for, and neither the Holding Company nor any of its Subsidiaries have received written correspondence from any federal, state or local governmental authority with respect to:

              (a)   noncompliance   by  the  Holding   Company  or  any  of  its
       Subsidiaries with any Environmental Law;

              (b) personal injury, wrongful death or other tortious conduct relating to materials, commodities or products used, generated, sold, transferred or manufactured by the Holding Company or any of its Subsidiaries (including products made of, containing or incorporating asbestos, lead or other hazardous materials, commodities or toxic substances); or

              (c) the release into the environment by the Holding Company or any of its Subsidiaries of any Hazardous Material generated by the Holding Company or any of its Subsidiaries whether or not occurring at or on a site owned, leased or operated by the Holding Company or any of its Subsidiaries.

              7.14.3. Hazardous Material. Exhibit 7.14 contains a list as of the date hereof of all waste disposal or dump sites at which Hazardous
       Material generated by either the Holding Company or any of its Subsidiaries has been disposed of directly by the

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



       HoldingCompany or any of its Subsidiaries and all independent contractors to whom the Holding Company and its Subsidiaries have delivered Hazardous Material, or to the Holding Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, and indicates all such sites which are or have been included (including as a potential or suspect site) in any published federal, state or local "superfund" or other list of hazardous or toxic waste sites. Any waste disposal or dump sites at which Hazardous Material generated by either the Holding Company or any of its Subsidiaries has been disposed of directly by the Holding Company or any of its Subsidiaries and all independent contractors to whom the Holding Company or any of its Subsidiaries have delivered Hazardous Material, or to the Holding Company's or any of its Subsidiaries' knowledge, where Hazardous Material finally came to be located, has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

              7.14.4. Environmental Condition of Properties. None of the properties owned or leased by the Holding Company or any of its Subsidiaries has been used as a treatment, storage or disposal site, other than as disclosed in Exhibit 7.14. No Hazardous Material is present in any real property currently or formerly owned or operated by the Holding Company or any of its Subsidiaries except that which has not resulted, and does not create a material risk of resulting, in a Material Adverse Change.

       7.15. Pension Plans. Neither the Holding Company nor any of its Subsidiaries has a Plan or a Multiemployer Plan.

       7.16. Acquisition Agreement, etc. The Acquisition Agreement is a valid and binding contract as to the Borrower and, to the best of the Borrower's knowledge, as to Heartland and the Heartland Sellers. The Borrower is not in default in any material respect of its obligations under the Acquisition Agreement and, to the best of the Borrower's knowledge, Heartland and the Heartland Sellers are not in default in any material respect of any of their obligations thereunder. The representations and warranties of the Borrower set forth in the Acquisition Agreement are true and correct in all material respect as of the date hereof with the same force and effect as though made on and as of the date hereof. To the best of the Borrower's knowledge all of the representations and warranties of Heartland and the Heartland Sellers set forth in the Acquisition Agreement are true and correct in all material respects as of the date hereof with the same force and effect as though made on and as of the date hereof.

       7.17.  Government Regulation; Margin Stock.

              7.17.1. Government Regulation. Neither the Borrower nor any of its Subsidiaries, nor any Person controlling the Borrower or any of its Subsidiaries or under common control with the Borrower or any of its Subsidiaries, is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act, the Interstate Commerce Act or any statute or regulation which regulates the incurring by the Borrower or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

              7.17.2. Margin Stock. Neither the Borrower nor any of its Subsidiaries owns any Margin Stock.

       7.18. Disclosure. Neither this Agreement nor any other Credit Document to be furnished to the Lenders by or on behalf of the Holding Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. No fact is actually known to the Holding Company or any of its Subsidiaries which has resulted, or in the future (so far as the Holding Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change.

8.     Defaults.

       8.1. Events of Default. The following events are referred to as "Events of Default":

              8.1.1. Payment. The Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Letter of Credit Issuer under any Letter of Credit or any draft drawn thereunder within three Banking Days after demand therefor by such Letter of Credit Issuer or (c) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

              8.1.2. Specified Covenants. The Holding Company or any of its Subsidiaries shall fail to perform or observe any of the provisions of Sections 6.5 through 6.7 and Sections 6.9 through 6.20.

              8.1.3. Other Covenants. The Holding Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured within 30 days (or, in the case of Section 6.8, five days) after the earlier of (a) notice thereof by the Agent to the Holding Company or (b) a Financial Officer shall have actual knowledge thereof.

              8.1.4. Representations and Warranties. Any representation or warranty of the Holding Company, any of its Subsidiaries or any other Obligor made to the Lenders or the Agent in, pursuant to or in connection with this Agreement or any other Credit Document, or in any financial statement, report, notice, mortgage, assignment, UCC financing statement or certificate delivered to the Agent or any of the Lenders by the Holding Company, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be materially false on the date as of which it was made.

              8.1.5. Cross Default, etc.

              (a) The Holding Company or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $750,000;

              (b) the Holding Company or any of its Subsidiaries shall fail to perform or observe the terms of any agreement or instrument relating to such Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Financing Debt;

              (c) all or any part of such Financing Debt of the Holding Company or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity (except with respect to voluntary prepayments thereof) for any reason whatsoever;

              (d) any Lien on any property of the Holding Company or any of its Subsidiaries securing any such Financing Debt shall be enforced by foreclosure or similar action; or

              (e) any holder of any such Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put or prepayment or repurchase rights against any Obligor with respect to such Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

              8.1.6. Ownership; Liquidation; etc. Except as permitted by Section 6.11:

              (a)  the  Holding   Company  shall  cease  to  own,   directly  or
       indirectly, all the capital stock of the Borrower, except to the extent permitted by Section 6.13.1; or

              (b) GreenGrass Holdings shall cease to own, beneficially and of record, at least a majority of the voting stock and equity capital of the Holding Company; or

              (c) any Person other than GreenGrass Holdings, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d- 3 of the Exchange Act of more than 33% of the voting stock of the Holding Company; or

              (d) Glencoe shall cease to be a member, or shall cease to have a designated representative serve on the board, of GreenGrass Holdings; or

              (e) the Holding Company, the Borrower, any of the Borrower's Subsidiaries or any other Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence.

              8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

              8.1.8. Judgments. A final judgment (a) which, with other outstanding final judgments against the Holding Company and its Subsidiaries, exceeds an aggregate of $750,000 in excess of applicable insurance coverage shall be rendered against the Holding Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 60 days after the expiration of any such stay, such judgment shall not have been discharged.

              8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan; or any ERISA Group Person shall fail to pay when due amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any ERISA Group Person or administrator; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Plan or a proceeding shall be instituted by a fiduciary of any Plan against any ERISA Group Person to enforce section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 60 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; provided, however, that none of the foregoing shall constitute an Event of Default unless it has resulted in, or reasonably would be expected to result in, a Material Adverse Change to the Holding Company and its Subsidiaries.

              8.1.10.   Bankruptcy,   etc.  The  Holding  Company,  any  of  its
       Subsidiaries or any other Obligor shall:

              (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

              (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been stayed, dismissed or vacated within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

              (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

              (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

              (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

       8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur, then in each and every such case:

              8.2.1. Terminate Obligation to Extend Credit. Upon written request of the Required Lenders the Agent shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Borrower.

              8.2.2. Specific Performance; Exercise of Rights. Upon written request of the Required Lenders the Agent shall proceed to protect and enforce the Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document (other than Interest Rate Protection Agreements) or in any instrument or assignment delivered to the Lenders pursuant to this Agreement or any other Credit Document (other than Interest Rate Protection Agreements), or in aid of the exercise of any power granted in this Agreement or any other Credit Document (other than Interest Rate Protection Agreements) or any such instrument or assignment.

              8.2.3. Acceleration.  Upon written request of the Required Lenders the Agent shall by notice in writing to the Borrower (a) declare all or any part of the unpaid balance of the Credit Obligations (other than Interest Rate Protection Agreements) then outstanding to be immediately due and payable, and (b) require the Borrower immediately to deposit with the Agent in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.5), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations (other than Interest Rate Protection Agreements) shall automatically become immediately due and payable.

              8.2.4. Enforcement of Payment; Credit Security; Setoff. Upon written request of the Required Lenders the Agent shall proceed to enforce payment of the Credit Obligations in such manner as the Required Lenders shall direct, to cancel, or instruct other Letter of Credit
       Issuers to cancel, any outstanding Letters of Credit which permit the cancellation thereof and to realize upon any and all rights in the Credit Security. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

              8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

       8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents (other than Interest Rate Protection Agreements) until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

       8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Holding Company and the other Obligors waives:

              (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

              (b) any requirement of diligence or promptness on the part of the Agent or any Lender in the enforcement of its rights under this Agreement, the Notes or any other Credit Document;

              (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

              (d) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement, the Notes or any other Credit Document or with respect to the Credit Obligations.

9.     Expenses; Indemnity.

       9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Borrower will pay:

              (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the preparation and duplication of this Agreement and each other Credit Document, examinations by, and reports of, the Agent's commercial financial examiners, fixed asset appraisers and environmental consultants, the transactions contemplated hereby and thereby and amendments, waivers, consents and other operations hereunder and thereunder;

              (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document, any Credit Security or the incurrence of the Credit Obligations; and

              (c) all other reasonable expenses incurred by the Lenders or the holder of any Credit Obligation in connection with the "work out" or enforcement of any rights hereunder or under any other Credit Document, including costs of collection and reasonable attorneys' fees.

       9.2. General Indemnity. The Borrower shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrower of Section 2.5. In addition, the Borrower shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers, employees, agents, attorneys, accountants, consultants and each Person, if any, who controls any Lender or the Agent (each Lender, the Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and control Persons is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Holding Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Holding Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof,
(c) the existence or exercise of any security rights with respect to the Credit Security in accordance with the Credit Documents, or (d) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Borrower against the Lenders or the Agent which seeks enforcement of any of the rights of the Borrower hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or to the extent such claims, damages, liabilities and expenses result from an Indemnified Party's or the Agent's gross negligence or willful misconduct.

       9.3. Indemnity With Respect to Letters of Credit. The Borrower shall indemnify each Letter of Credit Issuer and its correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by any Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses result from gross negligence or willful misconduct on the part of the Letter of Credit Issuer.

10.    Operations; Agent.

       10.1. Interests in Credits. The Percentage Interest of each Lender in the portions of the Loan and Letters of Credit, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 10.1, which may be updated by the Agent from time to time to conform to the Register.

       10.2. Agent's Authority to Act, etc. Each of the Lenders appoints and authorizes Fleet to act for the Lenders as the Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than Interest Rate Protection Agreements) on the terms set forth herein. In acting hereunder, the Agent is acting, pursuant to the direction of the Lenders, for the account of Fleet to the extent of its Percentage Interest and for the account of each other Lender to the extent of the Lenders' respective Percentage Interests, and all action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents (other than Interest Rate Protection Agreements) shall be taken by the Agent.

       10.3. Borrower to Pay Agent, etc. The Borrower and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations to the Agent other than payments under Interest Rate Protection Agreements, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Agent may charge the accounts of the Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Letter of Credit Issuers to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and all other fees and amounts owing under any Credit Document.

       10.4. Lender Operations for Advances, Letters of Credit, etc.

              10.4.1. Advances. On each Closing Date (subject to the further provisions of this Section 10.4.1), each Lender shall advance to the Agent in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Agent to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Agent in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time) on the day any portion of the Loan is advanced hereunder; provided, however, that the Agent is not authorized to make any such advance for the account of any Lender who has previously notified the Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Agent shall be under no obligation to make any such advance.

              Notwithstanding the foregoing provisions of this Section 10.4.1, the Agent may elect in its discretion to settle advances and payments with the Lenders on a weekly basis with respect to the portion of the Revolving Loan for which the Applicable Rate is computed on the basis of the Base Rate, as follows: During the week the Agent shall make advances, and collect payments, with respect to such portion of the Revolving Loan without involving advances from or payments to the other Lenders. By 12:00 noon (Boston time) on the second Banking Day of the following week, the Agent shall provide to the other Lenders a notice summarizing (a) the advances and payments made or received by the Agent with respect to such portion of the Revolving Loan during the previous week and (b) the weekly settlement amounts to be paid by or to each Lender. By 12:00 noon (Boston time) on the third Banking Day of such week, each Lender shall pay to the Agent its Percentage Interest in the net amount of such Revolving Loan advances over such Revolving Loan payments during the previous week, and the Agent shall pay to each Lender its Percentage Interest in the net amount of such Revolving Loan payments over such Revolving Loan advances during the previous week. Interest on such Revolving Loan advances made by the Agent shall be for the Agent's account for the period prior to weekly settlement. Interest on the portion of the Revolving Loan paid by the Borrower, accruing from the date such payment was made to the weekly settlement date, shall be the obligation of, and shall be payable by, the Agent.

              10.4.2. Letters of Credit. Each of the Lenders having a Percentage Interest in the Letters of Credit authorizes and requests each Letter of Credit Issuer to issue the Letters of Credit provided for in Section 2.4 and to grant each such Lender a participation in each of such Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Letter of Credit. Promptly upon the request of the Letter of Credit Issuer, each such Lender shall reimburse the Letter of Credit
       Issuer in immediately available funds for such Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Letter of Credit Issuer in respect of each Letter of Credit and each draft accepted under a Letter of Credit to the extent not reimbursed by the Borrower by 2:00 p.m. (Boston time) on the Banking Day when due. The Letter of Credit Issuer will notify each such Lender of the issuance of any Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Revolving Loan or was reimbursed by the Borrower.

              10.4.3. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Letter of Credit Issuer to third parties under Letters of Credit or drafts presented thereunder, commitment fees, Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrower and the Guarantors to the Agent in immediately available funds by noon (Boston time) on any Banking Day. The share of each Lender shall be credited to such

       Lender by the Agent in immediately available funds by 2:00 p.m. (Boston time) on such Banking Day (except for the weekly settlements contemplated by Section 10.4.1) in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

              10.4.4. Delinquent Lenders; Nonperforming Lenders. In the event that any Lender fails to reimburse the Agent pursuant to Section 10.4.1 for the Percentage Interest of such lender (a "Delinquent Lender") in any credit advanced by the Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Delinquent Lender to the Agent shall bear interest, payable by the Delinquent Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Agent for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Delinquent Lender reimburses the Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Agent, the Borrower will pay to the Agent the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Delinquent Lender shall be deemed to have assigned to the Agent all interest, commitment fees and other payments made by the Borrower under Section 3 that would have thereafter otherwise been payable under the Credit Documents to the
       Delinquent Lender. During any other period in which any Lender is not performing its obligations to extend credit under Section 2 (a "Nonperforming Lender"), the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Borrower under
       Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Agent shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Agent, the Performing Lenders or the Borrower may have under law or equity against the Delinquent Lender as a result of the Delinquent Payment or against the Nonperforming Lender as a result of its failure to perform its obligations under Section 2.

       10.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 10.5. The provisions of this Section 10.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

       10.6. Amendments, Consents, Waivers, etc. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than an Interest Rate Protection Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

              (a) Except as provided below, without the written consent of the Lenders owning at least a majority of the Percentage Interests (other than any Delinquent Lender during the existence of a Delinquency Period or Nonperforming Lender so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below), no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than an Interest Rate Protection Agreement) or action taken under Section 8.2 shall be made.

              (b) Without the written consent of such Lenders as own 100% of the Percentage Interests (other than any Delinquent Lender during the existence of a Delinquency Period or Nonperforming Lender so long as such Lender is treated the same as the other Lenders with respect to any actions enumerated below):

                     (i) No  reduction  shall  be  made  in (A)  the  amount  of principal of the Loan or reimbursement obligations for payments made under Letters of Credit, (B) the interest rate on the Loan (other than amendments and waivers approved by the Required Lenders pursuant to clause (a) that modify defined terms used in calculating the Applicable Margin or that waive an increase in the Applicable Rate as a result of an Event of Default) or (C) the Letter of Credit fees or commitment fees with respect to the credit facility provided herein.

                     (ii) No change shall be made in the stated,  scheduled time of payment of all or any portion of the Loan (other than amendments and waivers approved by the Required Lenders pursuant to clause (a) that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow) or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to the Lenders and no waiver shall be made of any Default under Section 8.1.1.

                     (iii) No increase shall be made in the amount, or extension of the term, of the stated Commitments beyond that provided for under Section 2.

                     (iv) No alteration  shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                     (v) No release of all or a substantial portion of the Credit Security or of the Guarantors shall be made (in any event, the Agent may release particular items of Credit Security or particular Guarantors in dispositions permitted by Section 6.11 and may release all Credit Security pursuant to Section 17 upon payment in full of the Credit Obligations and termination of the Commitments without the written consent of the Lenders).

                     (vi) No amendment to or modification of this Section 10.6(b) shall be made.

              (c) Without the written consent of (i) such Lenders owning at least a majority of the Percentage Interests (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below) and (ii) such Lenders holding a majority of the Percentage Interests in Term Loan B (other than Delinquent Lenders during the existence of a Delinquency Period so long as such Delinquent Lender is treated the same as the other Lenders with respect to any actions enumerated below), voting as a separate class, no change may be made in the allocation of mandatory prepayments under Section 4.2 and 4.3 between Term Loan A and Term Loan B.

       10.7. Agent's Resignation. The Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Holding Company and upon the appointment by the Required Lenders of a successor Agent satisfactory to the Holding Company. If no successor Agent shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Agent's giving of such notice of resignation, then the retiring Agent may with the consent of the Holding Company, which shall not be unreasonably withheld, appoint a successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $100,000,000; provided, however, that any successor Agent appointed under this sentence may be removed upon the written request of the Required Lenders, which request shall also appoint a successor Agent reasonably satisfactory to the Holding Company. Upon the appointment of a new Agent hereunder, the term "Agent" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Agent's resignation hereunder as Agent, or the removal hereunder of any successor Agent, the provisions of this Agreement shall continue to inure to the benefit of such Agent as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

       10.8.  Concerning the Agent.

              10.8.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the Required Lenders.

              10.8.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent. Before taking any action under this Agreement or any other Credit Document, the Agent may request an appropriate specific indemnity satisfactory to it from each Lender in addition to the general indemnity provided for in
       Section 10.11. Until the Agent has received such specific indemnity, the Agent shall not be obligated to take (although it may in its sole discretion take) any such action under this Agreement or any other Credit Document.

       Each Lender confirms that the Agent does not have a fiduciary relationship to it under the Credit Documents. Each of the Borrower and each Guarantor confirms that neither the Agent nor any other Lender has a fiduciary relationship to it under the Credit Documents.

              10.8.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document, (c) for the existence or value of any assets included in any security for the Credit Obligations, (d) for the effectiveness of any Lien purported to be included in the Credit Security, (e) for the specification or failure to specify any particular assets to be included in the Credit Security, or
       (f) unless the Agent shall have failed to comply with Section 10.8.1, for the perfection of the security interests in the Credit Security.

              10.8.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Borrower as to the fulfillment by the Borrower of any conditions to such extension of credit.

              10.8.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Holding Company or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

              10.8.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

              10.8.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Borrower or the Guarantors (without limiting the obligation of the Borrower or the Guarantors to make such reimbursement):

       (a) for which the Agent is entitled to reimbursement by the Borrower or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agent shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct.

       10.9. Rights as a Lender. With respect to any credit extended by it hereunder, Fleet shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, Fleet shall be treated in its individual capacity as though it were not the Agent hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Fleet shall be included in any computations of Percentage Interests. Fleet and its Affiliates (as well as any other Lender and its Affiliates) may accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Holding Company, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Holding Company, any of its Subsidiaries or any Affiliate of any of them, all as if Fleet were not the Agent and without any duty to account therefor to the other Lenders.

       10.10. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Holding Company and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Holding Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Holding Company or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates; provided, however, that the Agent shall furnish to the Lenders all written reports and financial data received by it from the Holding Company and its Subsidiaries that has not been furnished directly to the Lenders.

       10.11. Indemnification. The holders of the Credit Obligations severally shall indemnify the Agent and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are taken by the Agent with gross negligence or willful misconduct.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Holding Company, the other Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Holding Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by
Section 6.11, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 11.

       11.1.  Assignments by Lenders.

              11.1.1. Assignees and Assignment Procedures. Each Lender may (a) without the consent of the Agent or the Holding Company if the proposed assignee is already a Lender hereunder or a Wholly Owned Subsidiary of the same corporate parent of which the assigning Lender is a Subsidiary or a Related Fund, or (b) otherwise with the consents of the Agent and (so long as no Event of Default exists) the Holding Company (which consents will not be unreasonably withheld), in compliance with applicable laws in connection with such assignment, assign to one or more commercial banks or other financial institutions or mutual funds (each, an "Assignee") all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion, which need not be pro rata between the Loan and the Letter of Credit Exposure, of its Commitment, the portion of the Term Loan A, Term Loan B, Revolving Loan and Letter of Credit Exposure at the time owing to it and the Notes held by it, but excluding its rights and obligations as a Letter of Credit Issuer; provided, however, that:

                     (i) the aggregate amount of the Commitment of the assigning
              Lender subject to each such assignment to any Assignee other than another Lender

              (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum amount of $2,500,000 and in increments of $1,000,000 (or, if less, the entire remaining amount of the assigning Lender's Commitment); and

                     (ii) the parties to each such assignment  shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and, except in the event of a transfer pursuant to clause (a) above or Section 11.3, a processing and recordation fee of $3,000 payable to the Agent by the assigning Lender or the Assignee.

       Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

              (A) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

              (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.5 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

              11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

              (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

              (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Holding Company and its Subsidiaries or the performance or observance by the Holding Company or any of its

       Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

              (c) such Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

              (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

              (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

              (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

              11.1.3. Register. The Agent shall maintain at the Boston Office a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and
       (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

              11.1.4. Acceptance of Assignment and Assumption.  Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee (and any necessary consent of the Agent and the Holding Company) together with the Note subject to such assignment, and the processing and recordation fee referred to in Section 11.1.1, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower. Within five Banking Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment and Loan, a new Note to the order of such assigning Lender in a principal amount equal to the applicable Commitment and Loan retained by it. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, and shall be dated the date of the surrendered Note which it replaces.

              11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11, any Lender may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

              11.1.6. Further Assurances. The Holding Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

       11.2. Credit Participants. Each Lender may, without the consent of the Holding Company or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks or other financial institutions or mutual funds (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

              (a) such Lender's obligations under this Agreement shall remain unchanged;

              (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

              (c) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.5 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

              (d) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right as one of the Lenders to vote with respect to the enforcement of the obligations of the Obligors relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 10.6).

Each Obligor agrees, to the fullest extent permitted by applicable law, that any Credit Participant and any Lender purchasing a participation from another Lender pursuant to Section 10.5 may exercise all rights of payment (including the right of set-off), with respect to its participation as fully as if such Credit Participant or such Lender were the direct creditor of the Obligors and a Lender hereunder in the amount of such participation.

       11.3. Replacement of Lender. In the event that any Lender or, to the extent applicable, any Credit Participant (the "Affected Lender"):

              (a) fails to perform its obligations to fund any portion of the Loan or to issue any Letter of Credit on any Closing Date when required to do so by the terms of the Credit Documents, or fails to provide its portion of any LIBOR Pricing Option pursuant to Section 3.2.1 or on account of a Legal Requirement as contemplated by Section 3.2.5;

              (b) demands payment under the provisions of Section 3.5 in an amount materially in excess of the amounts with respect thereto demanded by the other Lenders;

              (c) refuses to consent to a proposed extension of the Applicable Maturity Date that is consented to by all of the other Lenders; or

              (d) refuses to consent to a proposed amendment, modification, waiver or other action requiring consent of the holders of 100% of the Percentage Interests under Section 10.6(b) that is consented to by all of the other Lenders;

then, so long as no Event of Default exists, the Holding Company shall have the right to seek a replacement lender which is reasonably satisfactory to the Agent (the "Replacement Lender"). The Replacement Lender shall purchase the interests of the Affected Lender in the Loan, Letters of Credit and its Commitment and shall assume the obligations of the Affected Lender hereunder and under the other Credit Documents upon execution by the Replacement Lender of an Assignment and Acceptance and the tender by it to the Affected Lender of a purchase price agreed between it and the Affected Lender (or, if they are unable to agree, a purchase price in the amount of the Affected Lender's Percentage Interest in the Loan and Letter of Credit Exposure, or appropriate credit support for contingent amounts included therein, and all other outstanding Credit Obligations then owed to the Affected Lender). No assignment fee pursuant to Section 11.1.1(ii) shall be required in connection with such assignment. Such assignment by the Affected Lender shall be deemed an early termination of any LIBOR Pricing Option to the extent of the Affected Lender's portion thereof, and the Borrower will pay to the Affected Lender any resulting amounts due under Section 3.2.4. Upon consummation of such assignment, the Replacement Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of the Affected Lender under this

Agreement and the other Credit Documents with a Percentage Interest equal to the Percentage Interest of the Affected Lender, the Affected Lender shall be released from its obligations hereunder and under the other Credit Documents, and no further consent or action by any party shall be required. Upon the consummation of such assignment, the Borrower, the Agent and the Affected Lender shall make appropriate arrangements so that a new Revolving Note is issued to the Replacement Lender if it has acquired a portion of the Revolving Loan. The Borrower and the Guarantors shall sign such documents and take such other actions reasonably requested by the Replacement Lender to enable it to share in the benefits of the rights created by the Credit Documents. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 11.3, the Borrower shall continue to pay to the Affected Lender any Credit Obligations as they become due and payable.

12. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Holding Company or any of its Subsidiaries unless such information shall have become public, except:

              (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 12 with respect to such information;

              (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

              (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12 with respect to such information;

              (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

              (e) with the prior written consent of the Holding Company, to any other Person.

13. Foreign Lenders. If any Lender is not created or organized in, or under the laws of, the United States of America or any state thereof, such Lender shall deliver to the Borrower and the Agent the forms described in one of the following two clauses:

              (a) Two fully completed and duly executed United States Internal Revenue Service Form 1001 or 4224 or any successor form, as the case may be, certifying that such Lender is entitled to receive payments of the Credit Obligations payable to it without deduction or withholding of any United States federal income taxes; or

              (b) A statement, executed by such Lender under penalty of perjury, certifying that such Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and two fully completed and duly executed United States Internal Revenue Service Forms W-8 or any successor form, certifying that such Lender is not a "United States person" within the meaning of section 7701(a)(30) of the Code.

Each Lender that delivers any form or statement pursuant to this Section 13 further undertakes to renew such forms and statements by delivering to the Borrower and the Agent any updated form, successor form or other certification, as the case may be, on or before the date that any form or statement previously delivered pursuant to this Section 13 expires or becomes obsolete or after the occurrence of any event requiring a change in such most recent form or statement. If at any time the Borrower and the Agent have not received all forms and statements (including any renewals thereof) required to be provided by any Lender pursuant to this Section 13, Section 3.5 shall not apply with respect to any amount of United States federal income taxes required to be withheld from payments of the Credit Obligations to such Lender.

14. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

       If to the Holding Company or any of its Subsidiaries, to it at its address set forth in Exhibit 7.1 (as supplemented pursuant to Sections 6.4.1 and 6.4.2), to the attention of the chief financial officer.

         If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

15. Course of Dealing; Amendments and Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Borrower or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. Each of the Borrower and the Guarantors acknowledges that if the Lenders or the Agent, without being required to do so by this Agreement or any other Credit Document, give any notice or information to, or obtain any consent from, the Borrower or any other Obligor, the Lenders and the Agent shall not by implication have amended, waived or modified any provision of this Agreement or any other Credit Document, or created any duty to give any such notice or information or to obtain any such consent on any future occasion. No delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

16. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

17. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Lenders to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Holding Company hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate and, at the Holding Company's written request, accompanied by such certificates and other items as the Agent shall reasonably deem necessary, the Credit Security shall revert to the Obligors and the right, title and interest of the Lenders therein shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents, and shall redeliver to the Obligors any Credit Security then in its possession; provided, however, that Sections 3.2.4, 3.5, 9, 10.8.7, 10.11, 12, 18 and 19 shall survive the termination of this Agreement.

18. Venue; Service of Process. Each of the Borrower and the other Obligors:

              (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof.

              (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this

       Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court.

Each of the Borrower and the other Obligors consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 14 is reasonably calculated to give actual notice.

19. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWER, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrower and the other Obligors acknowledges that it has been informed by the Agent that the provisions of this Section 19 constitute a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section 19 with its counsel. Any Lender, the Agent, the Borrower or any other Obligor may file an original counterpart or a copy of this
Section 19 with any court as written evidence of the consent of the Borrower, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

20. General. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts.

       Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

                                     PLAYCORE, INC.


                                     By /s/
                                        Title: Vice President


                                     PLAYCORE WISCONSIN, INC.


                                     By /s/
                                        Title: Vice President


                                     FLEET NATIONAL BANK


                                     By /s/
                                        Title: Vice President

                                     FLEET NATIONAL BANK
                                        Acquisition Finance Division
                                        One Federal Street
                                        Boston, Massachusetts 02110
                                        Telecopy: (617) 346-4806

                                     BANKBOSTON, N.A.


                                     By /s/
                                        Title: Vice President

                                     BANKBOSTON, N.A.
                                       Diversified Finance
                                       100 Federal Street
                                       Boston, Massachusetts 02110
                                       Telecopy: (617) 434-4929


                                     LASALLE NATIONAL BANK


                                     By /s/
                                        Title: Vice President

                                     LASALLE NATIONAL BANK
                                       135 South LaSalle Street
                                       Chicago, Illinois 60603
                                       Telecopy: (312) 904-5483


                                     MASSACHUSETTS MUTUAL LIFE INSURANCE
                                     COMPANY

                                      By/s/Michael P. Hermsen
                                        Title:Vice President

                                     MASSACHUSETTS MUTUAL LIFE INSURANCE
                                     COMPANY
                                       1295 State Street
                                       Springfield, Massachusetts 01111-0001
                                       Telecopy: (413) 744-6127

                                     MASSMUTUAL HIGH YIELD PARTNERS II, LLC
                                     By  HYP MANAGEMENT, INC.,
                                         as Managing Member


                                     By/s/Michael P. Hermsen
                                        Title:Vice President

                                     MASSMUTUAL HIGH YIELD PARTNERS II, LLC
                                       1295 State Street
                                       Springfield, Massachusetts 01111-0001
                                       Telecopy: (413) 744-6127


                                     FIRSTAR BANK MILWAUKEE, N.A.


                                     By/s/
                                        Title:Vice President

                                     FIRSTAR BANK MILWAUKEE, N.A.
                                        777 East Wisconsin
                                        Milwaukee, Wisconsin 53202
                                        Telecopy: (414) 765-4632


                                     M & I MARSHALL & ILSLEY BANK


                                     By/s/
                                        Title:Vice President

                                     By/s/
                                        Title:Senior Vice President

                                     M & I MARSHALL & ILSLEY BANK
                                       770 N. Water Street
                                       Milwaukee, Wisconsin 53201
                                       Telecopy: (414) 765-7625

                                    KEY CORPORATE CAPITAL INC.


                                     By/s/
                                        Title: Vice President

                                     KEY CORPORATE CAPITAL INC.
                                       190 South LaSalle Street - Suite 2840
                                       Chicago, Illinois 60603
                                       Telecopy: (312) 251-0687



                                     The undersigned joins in and becomes party to the foregoing Agreement as a Guarantor as of the Initial Closing
                                     Date:

                                     HEARTLAND INDUSTRIES, INC. (DE)



                                     By/s/
                                        Title:Vice President, and
                                              Chief Financial Officer